SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                January 21, 2000
                                 Date of Report
                        (Date of Earliest Event Reported)

                           NEXTPATH TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in its Charter)

                            1615 N. 24th West Avenue
                              Tulsa, Oklahoma 74127
                    (Address of principal executive offices)

                                  918/295-8289
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
         (Former name and former address, if changed since last report)


    Nevada                         000-26425                     84-1402416
(State or other                   (Commission                 (I.R.S. Employer
jurisdiction of                   File Number)               Identification No.)
 incorporation)


        NextPath  Technologies,  Inc.  (the  "Company')  hereby  amends   Item 7
of its Current Report on Form 8-K dated January 21, 2000 related to its acquisition of Essentia Water, Inc. to read in its entirety as follows:

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

        (a) Financial statements of business acquired. See Exhibits 99.1 and 99.2.

        (b) Proforma financial information. See NextPath Form 10K/A dated May 17, 2000.

        (c)    Exhibits

              2.1**    Agreement and Plan of Merger dated January 21, 2000.

             99.1** Essentia Water, Inc. Financial Statements Year Ended December 31, 1998 and 199

             99.2** Essentia Water, Inc. Financial Statement as of January 31, 2000

*       Previously filed
**      Filed herein

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment to Current Report on Form 8-K/A to be signed on its behalf by the undersigned hereunto duly authorized.


                                            NEXTPATH TECHNOLOGIES, INC.


                                          By /s/  David Nuttle
                                             ----------------------------------
                                             President, Chief Executive Officer


Date:   June 26, 2000.

                          AGREEMENT AND PLAN OF MERGER



                                  by and among



                           NEXTPATH TECHNOLOGIES, INC.
                                    (Parent)



                  ESSENTIA WATER, INC., a Delaware corporation
                                      (Sub)



                 ESSENTIA WATER, INC., a Washington corporation
                                    (Target)



                                       and



                   MONETA HOLDINGS, LLC and KENNETH L. UPTAIN
                                 (Shareholders)








                          Dated as of January 21, 2000

                                TABLE OF CONTENTS

Section                            Description                             Page
-------                            -----------                             ----

1.      Definitions ......................................................... 1

2.      The Merger........................................................... 7
        (a)    The Merger ................................................... 7
        (b)    Effective Time of the Merger ................................. 7
        (c)    The Surviving Corporation .................................... 7

3.      Conversion of Shares and Consideration Therefor...................... 8
        (a)    Conversion of Target Shares .................................. 8
        (b)    Delivery of Parent Shares .................................... 8
        (c)    Delivery of Target Shares .................................... 8
        (d)    Taking Necessary Action; Further Action ...................... 8
        (e)    Registration Rights .......................................... 9
        (f)    Re-Issuance of Shareholder Notes ............................. 9
        (g)    Assumption of Target Stock Option Plan ....................... 9

4.      The Closing ......................................................... 9
        (a)    The Closing .................................................. 9
        (b)    Deliveries at the Closing .................................... 9

5.      Representations and Warranties Concerning the Transaction ...........10
        (a)    Representations and Warranties of the Shareholders ...........10
               (i)    Authorization of Transaction ..........................10
               (ii)   Noncontravention ......................................10
               (iii)  Broker's Fees .........................................10
               (iv)   The Shares ............................................11
               (v)    Suitability ...........................................11
               (vi)   Absence of Registration ...............................11
               (vii)  Restrictions on Transferability .......................11
               (viii) Access to Information .................................11
               (ix)   Investment ............................................12
               (x)    Liability .............................................12

        (b)    Representations and Warranties of the Parent and Sub .........12
               (i)    Organization and Qualification ........................12
               (ii)   Capitalization ........................................13
               (iii)  Authorization of Transaction ..........................13
               (iv)   Noncontravention ......................................13
               (v)    Default ...............................................14
               (vi)   Litigation ............................................14
               (vii)  Suitability............................................14
               (viii) Absence of Registration ...............................14
               (ix)   Restrictions on Transferability .......................14
               (x)    Access to Information .................................14
               (xi)   Brokers' Fees .........................................15
               (xii)  Investment ............................................15

                                TABLE OF CONTENTS

Section                            Description                             Page
-------                            -----------                             ----

               (xiii) Employee Benefit Program ..............................15
               (xiv)  Directors and Officers Liability Insurance ............15
               (xv)   Financing Needed to Develop Target's Business .........15
               (xvi)  Subsidiaries ..........................................15
               (xvii) Parent Financial Statements ...........................16
               (xviii)Events Subsequent to the Most Recent
                      Financial Statement of Parent..........................16
               (xix)  Business of Parent and Subsidiaries ...................16
               (xx)   Disclosure ............................................16
               (xxi)  Access ................................................16

6.      Representations and Warranties Concerning the Target ................16
        (a)    Organization and Qualification ...............................16
        (b)    Capitalization ...............................................16
        (c)    Notice of Transaction ........................................16
        (d)    Noncontravention .............................................16
        (e)    Subsidiaries .................................................16
        (f)    Target Financial Statements ..................................16
        (g)    Events Subsequent to the Most Recent Financial Statement
               of Target ....................................................17
        (h)    Undisclosed Liabilities ......................................19
        (i)    Tax Matters ..................................................19
        (j)    Tangible Assets ..............................................20
        (k)    Real Property ................................................20
        (l)    Personal Property ............................................20
        (m)    Intellectual Property ........................................21
        (n)    Product Liability/Warranties .................................22
        (o)    Contracts ....................................................22
        (p)    Insurance ....................................................23
        (q)    Litigation ...................................................23
        (r)    Employees ....................................................23
        (s)    Employee Benefits ............................................23
        (t)    Health and Safety Matters ....................................24
        (u)    Environmental Matters ........................................24
        (v)    Legal Compliance .............................................26
        (w)    Certain Business Relationships with the Target ...............26
        (x)    Brokers' Fees ................................................27
        (y)    Year 2000 Compliance .........................................27
        (z)    Customer List ................................................27
        (aa)   Acquired Accounts Receivable .................................27
        (bb)   Accounts Payable .............................................27
        (cc)   Target Liability .............................................27
        (dd)   Minutes ......................................................27
        (ee)   Disclosure ...................................................28

7.      Pre-Closing Covenants................................................28
        (a)    General ......................................................28
        (b)    Notices and Consents .........................................28

                                TABLE OF CONTENTS

Section                            Description                             Page
-------                            -----------                             ----

        (c)    Operation of Business ........................................28
        (d)    Preservation of Business .....................................28
        (e)    Access 28
        (f)    Notice of Developments .......................................29
        (g)    Exclusivity ..................................................29
        (h)    Plant Closing Notification ...................................29
        (i)    Intercompany Items ...........................................29

8.      Additional Covenants  ...............................................29
        (a)    General ......................................................29
        (b)    Litigation Support ...........................................30
        (c)    Transition ...................................................30
        (d)    Confidentiality ..............................................30
        (e)    Additional Tax Matters .......................................31
        (f)    Covenant Not to Compete ......................................31
        (g)    Employment Matters ...........................................31
        (h)    Covenants with Respect to Tax-Free Reorganization ............32

9.      Conditions to Obligations to Close ..................................32
        (a)    Conditions to Obligation of the Parent and Sub ...............32
        (b)    Conditions to Obligations of the Shareholders ................34

10.     Closing Deliveries ..................................................35
        (a)    Deliveries by the Shareholders at Closing ....................35
        (b)    Deliveries by the Parent and Sub at Closing ..................36

11.     Audit ...............................................................36

12.     Indemnification .....................................................36
        (a)    Survival .....................................................36
        (b)    Indemnification by the Shareholders ..........................36
        (c)    Indemnification by the Parent ................................37
        (d)    Notice and Opportunity to Defend .............................37

13.     Termination   .......................................................38
        (a)    Termination of Agreement .....................................38
        (b)    Effect of Termination ........................................38

14.     Miscellaneous........................................................38
        (a)    Disclosure Schedules .........................................38
        (b)    Press Releases and Announcements .............................39
        (c)    No Third-Party Beneficiaries .................................39
        (d)    Entire Agreement .............................................39
        (e)    Succession and Assignment ....................................39
        (f)    Counterparts/Facsimile .......................................39
        (g)    Headings .....................................................40
        (h)    Notices ......................................................40
        (i)    Amendments and Waivers .......................................40

                                TABLE OF CONTENTS

Section                            Description                             Page
-------                            -----------                             ----

        (j)    Severability .................................................40
        (k)    Expenses .....................................................41
        (l)    Construction .................................................41
        (m)    Incorporation of Exhibits and Schedules ......................41
        (n)    Specific Performance .........................................41


EXHIBITS

A       Agreement of Merger
B       Certificate of Merger - Delaware
B-1     Articles of Merger - Washington
C-1     Shareholder Notes
C-2     Promissory Note
D       Target Financial Statements
E       Consulting Agreement - Kenneth L. Uptain
F       Closing Certificate - Shareholders
G       Opinion of Counsel - Shareholders
H       Release - Shareholders
I       Closing Certificate - Parent and Sub
J       Opinion of Counsel - Parent
K       Parent Financial Statements
L       Registration Rights Agreement
M       Release - Groupnow, Inc. (Venturenow, Inc.)

DISCLOSURE SCHEDULES

3(b)         Calculation of Parent Shares
3(g)         Target Stock Options
5(a)         Shareholders' Amended Representations and Warranties
5(b)         Amended  Representations and  Warranties Concerning  the Parent and
             Sub
5(b)(ii)     5% or More Shareholders of Parent
5(b)(iv)     Parent Approvals
5(b)(vi)     Litigation
5(b)(xvi)    Parent Subsidiaries
5(b)(xvii)   Events Subsequent to Most Recent Financial Statement of Parent
5(b)(xix)    Business of Parent and Subsidiaries
6            Amended Representations and Warranties Concerning the Target
6(b)         Target Stock Options
6(d)         Target Approvals
6(g)         Events Subsequent to the Most Recent Financial Statement of Target
6(h)         Target Liabilities
6(i)         Tax Matters
6(k)         Real Property
6(l)         Personal Property

                                TABLE OF CONTENTS

Section                            Description                             Page
-------                            -----------                             ----

6(m)         Intellectual Property
6(n)         Product Liability/Warranties
6(o)         Contracts
6(p)         Insurance
6(q)         Litigation
6(r)         Employees
6(s)         Employee Benefit (ERISA) Matters
6(t)         Health and Safety Matters
6(u)         Environmental Matters
6(v)         Legal Compliance
6(w)         Business Relationships
6(x)         Brokers' Fees
6(y)         Year 2000 Compliance
6(z)         Customer List
6(aa)        Acquired Accounts Receivable
6(bb)        Accounts Payable
6(cc)        Target Liability
6(dd)        Minutes

                          AGREEMENT AND PLAN OF MERGER

               This Agreement and Plan of Merger (the "Agreement") is entered into as of January 21, 2000 (the "Effective Date") by and among NextPath Technologies, Inc., a Nevada corporation (the "Parent"), Essentia Water, Inc., a Delaware corporation (the "Sub"), Essentia Water, Inc., a Washington corporation (the "Target"), Moneta Holdings, LLC, a Washington limited liability company that owns one hundred percent (100%) of the outstanding stock of Target ("Moneta"), and Kenneth L. Uptain ("Uptain"), the sole owner of Moneta and therefore the beneficial owner of the Target (Moneta and Uptain are collectively referred to as the "Shareholders"). The Parent, Sub, Target and Shareholders are referred to in this Agreement individually as a "Party" and collectively as the "Parties." The Target and the Sub are referred to in this Agreement collectively as the "Constituent Corporations.".

               WHEREAS, the Parent is engaged in the development of new and innovative technologies;

               WHEREAS, the Target, whose principal executive offices are located at 24100 State Route 9 SE, Bldg. A, Woodinville, WA 98072, is engaged in the business of developing, manufacturing, packaging and marketing bottled water products (the "Business");

               WHEREAS, Moneta owns all of the issued and outstanding common stock of the Target (the "Shares");

               WHEREAS, the Shareholders and the Boards of Directors of the Parent, Sub and Target have approved the acquisition of the Target by the Parent, and the merger of the Target into the Sub (the "Merger"), pursuant to the Agreement of Merger set forth as Exhibit A attached to this Agreement (the "Merger Agreement") and the transaction contemplated by this Agreement, in accordance with the applicable provisions of the statutes of the States of Delaware and Washington, which permit the Merger;

               WHEREAS, for Federal income tax purposes, it is intended that the transaction contemplated by this Agreement shall be a forward triangular merger which qualifies as a reorganization pursuant to Section 368(a) of the Code; and

               WHEREAS, concurrent with the Merger, the Sub is entering into a consulting agreement with Kenneth L. Uptain.

               NOW, THEREFORE, in consideration of the representations, warranties, and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the Parties agree as follows:

               1.     Definitions.
                      -----------

               "Acquired Accounts Receivable" means all accounts receivable of the Target which are unpaid as of the Closing Date and which are listed on Disclosure Schedule 6(aa).

               "Adverse Consequences" means all actual damages from complaints, actions, suits, proceedings, hearings, investigations, claims, demands, judgments, orders, decrees, stipulations, injunctions, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including all reasonable attorneys' fees and court costs.

               "Affiliate" means (a) any person directly or indirectly owning, controlling, or holding with power to vote ten percent (10%) or more of the outstanding voting securities of such other person; (b) any person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such other person; (c) any person directly or indirectly controlling, controlled by, or under common control with such other person; (d) any officer, director or partner of such other person; and (e) if such other person is an officer, director or partner, any company for which such person acts in any such capacity. Notwithstanding the foregoing, Pure Packaging, Inc., a Washington corporation of which Uptain owns sixty-seven and six tenths percent (67.6%) of the outstanding stock, will not be considered an Affiliate as that term is used in this Agreement.

               "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms the basis for any specified consequence.

               "Business"  means  the  business  of  developing,  manufacturing,
packaging  and  marketing  bottled  water  products,   and  all  other  business
activities engaged in by the Target.

               "Business Day" means any day except a Saturday, Sunday or other day in which commercial banks in the State of Washington are authorized by law to close.

               "Cause" means the conviction of (a) a felony, or (b) a misdemeanor involving embezzlement, fraud, conversion or misuse of a Party's funds or resources or that affects a Party's business, operations or reputation or substantially impairs a person's qualifications, character or ability to perform his or its duties.

               "Closing" has the meaning set forth in Section 4(a).

               "Closing Date" has the meaning set forth in Section 4(a).

               "Code" means the Internal Revenue Code of 1986, as amended.

               "Confidential Information" means any information, technical data or know-how related to any aspect of a Party's business (including without limitation, research findings, products, proposals, formulas, test results, product developments, discoveries, inventions, processes, designs, drawings, engineering studies, marketing reports, customer lists and financial information) which is disclosed by one party (the "Disclosing Party") to the another party (the "Receiving Party"), either directly or indirectly, in writing, orally, electronically, graphically, or by drawings, plans or inspection of products, tests or equipment. The term "Confidential Information" shall not include any information, technical data or know-how which: (a) is already (or otherwise becomes) publicly known, not as a result of any action or inaction of the Receiving Party; (b) is in the Receiving Party's possession prior to disclosure by the Disclosing Party as can be shown by the Receiving Party's files and records as they existed immediately prior to the disclosure;
(c) is approved for release by written  authorization  of the Disclosing  Party;
(d) is independently developed and disclosed by a third party to the Receiving Party; or (e) disclosure is required by law or regulation.

               "Controlled Group of Corporations" has the meaning set forth in Code Sec. 1563.

               "Disclosure Schedule" has the meaning set forth in Section 5.

               "Effective Date" means January 21, 2000.

               "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan
(including any Multiemployer Plan), (d) stock option plan, or (e) Employee Welfare Benefit Plan or material fringe benefit plan or program.

               "Employee Pension Benefit Plan" has the meaning set forth in ERISA Sec. 3(2).

               "Employee Welfare Benefit Plan" has the meaning set forth in ERISA Sec. 3(1).

               "Environmental Damages" means all claims, judgments, damages, losses, penalties, fines, liabilities (including strict liability), encumbrances, liens, costs, and expenses of investigation and defense of any claim, whether or not such claim is ultimately defeated, and of any good faith settlement or judgment, of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, including without limitation reasonable attorneys' fees and disbursements and consultants' fees, any of which are incurred at any time as a result of the existence prior to the Closing Date of: (i) Hazardous Material upon, about, or beneath the Real Property, or (ii) a violation of Environmental Requirements pertaining to the Real Property, regardless of whether the existence of such Hazardous Material or the violation of Environmental Requirements arose prior to the Target's and its Subsidiaries' ownership or operation of the Real Property.

               "Environmental Requirements" means all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises, and similar items, of all governmental agencies, departments, commissions, boards, bureaus, states, political subdivisions, or instrumentalities of the United States, and all applicable judicial, administrative, and regulatory decrees, judgments, and orders relating to the protection of human health or the environment.

               "Equitable Exceptions" has the meaning set forth in Section 5(a)(i).

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

               "Fiduciary" has the meaning set forth in ERISA Sec. 3(21).

               "GAAP" means generally accepted accounting principles as in effect from time to time.

               "Governmental Body" means any federal, state, county, city, town, village, municipal or other governmental department, commission, board, bureau, agency, authority or instrumentality.

               "Hazardous Materials" means any substance other than substances and materials necessary to produce the products currently manufactured by the Target on the Real Property or used in the ordinary course of the Business: (i) the presence of which requires investigation or remediation under any applicable federal, state, or local statute, regulation, ordinance, order, action, policy, or common law; (ii) that is defined as `a "hazardous waste" or "hazardous substance" under any applicable federal, state, or local statute, regulation, or ordinance; (iii) that is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is regulated by any applicable governmental authority within a United States agency, department, commission, board, agency, or instrumentality; (iv) the presence of which on the Real Property causes or threatens to cause a nuisance upon the Real Property or to adjacent properties, or poses or threatens to pose a hazard to the health or safety of persons on or about the Real Property; (v) the presence of which on adjacent properties could constitute a trespass by the Target or the Parent as of the Closing Date; (vi) that contains gasoline, diesel fuel, or other petroleum hydrocarbons in any unconfined manner; or (vii) that contains PCBs, asbestos, or urea formaldehyde foam insulation.


               "Indemnified Party" means the party indemnified under this Agreement.

               "Indemnifying Party" means the party indemnifying the Indemnified Party under this Agreement.

               "Intellectual Property" means all (a) trademarks, service marks, trade dress, logos, trade names, and corporate names and registrations and applications  for registration  thereof,  (b) copyrights and  registrations  and
applications  for  registration  thereof,  (c)  computer  software,   data,  and
documentation, (d) trade secrets and confidential business information (including formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing, and business data, pricing and cost information, business and marketing plans, and customer and supplier lists and information), and (e) all property, tangible or intangible, acquired or used directly or indirectly in connection with the development and/or maintenance of the Target's website, including without limitation, the databases and all information contained therein, the domain names, the technology underlying the website, all hardware and software, all contents of the website, all information received from the persons accessing the website, and any and all trademark, copyright and other intellectual property rights to any or all of the foregoing.

               "Knowledge"  means,   with   respect  to   the  Target   or   the
Shareholders, actual knowledge by Kenneth L. Uptain, and with respect to the Parent and Sub, actual knowledge by James R. Ladd.

               "Known Claim" has the meaning set forth in Section 12.

               "Known Claim Amount" has the meaning set forth in Section 12.

               "Laws" means all laws, statutes, codes, rules, regulations, ordinances, or orders of any Governmental Body.

               "Liability" means any liability, debt, obligation, amount or sum due (whether absolute or contingent, whether liquidated or unliquidated, and whether due or to become due) including any liability for Taxes.

               "Material" or "Material Adverse Effect" means a material adverse effect (5% or greater) on the assets, financial condition or results of operations of the Party immediately upon the effectiveness of the Closing on the Closing Date.

               "Most Recent Balance Sheet of Target" and "Most Recent Balance Sheet of Parent" mean the balance sheets contained within the Most Recent Financial Statement of Target and the Most Recent Financial Statement of Parent, respectively.

               "Most Recent Financial Statement of Target" and "Most Recent Financial Statement of Parent" have the meanings set forth in Section 6(f) and
Section 5(b)(xvii).

               "Most Recent Fiscal Year End of Target" and "Most Recent Fiscal Year End of Parent" have the meanings set forth in Section 6(f) and Section 5(b)(xvii).

               "Multi-employer Plan" has the meaning set forth in ERISA Sec. 3(37).

               "Order"  means any order,  writ,  injunction,  decree,  judgment,
award,   determination  or  written  direction  of  any  court,   arbitrator  or
Governmental Body.

               "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

               "Parent" means NextPath Technologies, Inc., a Nevada corporation.

               "Parent Financial Statement" has the meaning set forth in Section 5(b)(xvii).

               "Party" has the meaning set forth in the preface above.

               "Patent" or "Patents" means any U.S. or foreign patents or applications that are later added to this Agreement, any patents issuing on any such applications, any reissuance or extensions or reexaminations of any such patents and any foreign patents or patent applications corresponding to any of the U.S. patents or patent applications included in the Patent.

               "Permitted Lien" means (i) any Security Interest for which the underlying liability is disclosed on the Most Recent Balance Sheet of Target or the Most Recent Balance Sheet of Parent, as the case may be, (ii) any Security Interest for Taxes not yet due or being contested in good faith, or (iii) any Security Interest which does not materially detract from the value or materially interfere with the use of any asset as currently used by the Parent or the Target in their respective businesses.

               "Person"   means   an   individual,   corporation,   partnership,
association, trust or other entity or organization, including a Governmental Body or an agency or instrumentality thereof.

               "Personal Property" means all tangible property other than Real Property.

               "Pre-Closing Tax Period" means any Tax period ending prior to the Closing Date.

               "Products" means that group of products which has been designed, developed and/or produced, or which is presently sold or offered for sale by, the Target.

               "Prohibited Transaction" has the meaning set forth in ERISA Sec. 406 and Code Sec. 4975.

               "Real Property" means all real estate, improvements, buildings and fixtures owned or leased by the Target or its subsidiaries in connection with the Business.

               "Reportable Event" has the meaning set forth in ERISA Sec. 4043.

               "Securities Act" means the Securities Act of 1933, as amended.

               "Security Interest" means any mortgage, pledge, security interest, encumbrance, charge, or other lien, other than (a) mechanic's, materialmen's and similar liens, (b) liens for Taxes not yet due and payable (or for Taxes that the taxpayer is contesting in good faith through appropriate proceedings), (c) liens arising under workers' compensation, unemployment insurance, social security, retirement, and similar legislation, (d) liens arising in connection with sales of foreign receivables, (e) liens on goods in transit incurred pursuant to documentary letters of credit, (f) purchase money liens and liens securing rental payments under capital lease arrangements, and
(g) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

               "Shareholders" means Moneta Holdings, LLC and Kenneth L. Uptain.

               "Shares" means all of the outstanding shares of the common stock of the Target as owned by Moneta on the Effective Date and on the Closing Date.

               "Subsidiary" means any partnership, corporation or limited liability company with respect to which another specified partnership, corporation or limited liability company has the power to vote or direct the voting of sufficient securities to elect a majority of the directors or managers.

               "Sub" means Essentia Water, Inc., a Delaware corporation.

               "Target" means Essentia Water, Inc., a Washington corporation.

               "Target Financial Statement" has the meaning set forth in Section 6(f).

               "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty or addition thereto.

               "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

               2.     The Merger.
                      ----------

               (a) The Merger. At the Effective Time (as defined in Section 2(b) below), the Target shall be merged with and into the Sub in accordance with the applicable provisions of Delaware and Washington law, and the separate existence of the Target shall thereupon cease, and the Sub, as the Surviving Corporation in the Merger (the "Surviving Corporation"), shall continue its corporate existence under the laws of the State of Delaware under its present name. Upon the consummation of the Merger, the Surviving Corporation shall thereupon and thereafter possess all the rights, privileges, powers, and franchises of a public as well as private nature, and being subject to all the restrictions, disabilities and duties of each of the Constituent Corporations, and all property, real, personal and mixed and all goodwill associated therewith, and all debts due to either Constituent Corporation on whatever account, as well as all other things belonging to or due to each of the Constituent Corporations, shall be vested in the Surviving Corporation without further act or deed. The Surviving Corporation shall thenceforth be responsible and liable for all debts, liabilities, duties and obligations of each of the Constituent Corporations, in accordance with applicable Delaware and Washington law.

               (b)  Effective  Time of the  Merger.  On the  Closing  Date,  the
Agreement of Merger or a Certificate or Articles of Merger, if permitted, together with required officers' certificates, shall be duly executed and filed with the Washington Secretary of State in accordance with Washington law and the Delaware Secretary of State in accordance with Delaware law. Subject to the laws of the States of Washington and Delaware, the Merger shall become effective on the date the Merger Agreement is filed with the Delaware Secretary of State or such later time or date as may be specified in the Certificate of Merger (the "Effective Time").

               (c)    The Surviving Corporation.
                      -------------------------

                      (i) Name. The Surviving Corporation shall be the Sub, Essentia Water, Inc., a Delaware corporation.

                      (ii)   Certificate of Incorporation.   The  Certificate of
Incorporation of the Sub in effect at the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation.

                      (iii)  Bylaws.   The  Bylaws of  the  Sub in effect at the
Effective Time shall be the Bylaws of the Surviving Corporation.

                      (iv) Directors and Officers. The directors and officers of the Sub as existing immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation.

               3.     Conversion of Shares and Consideration Therefore.
                      ------------------------------------------------

               (a) Conversion of Target Shares. Pursuant to the Merger Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of the Shareholders, the Shares shall be converted into, and become exchangeable for, the Parent's common stock worth $7,654,294 (the "Parent Shares") based on the average of bid and ask closing prices of the Parent's common stock on the OTCBB as "NPTK" over the thirty (30) trading days beginning thirty-three trading days prior to the Closing Date and ending four trading days prior to the Closing Date, less a discount of thirty percent (30%) reflecting the restricted nature of the Parent Shares.

               (b) Delivery of Parent Shares. At Closing, the Parent shall deliver the Parent Shares to which the Shareholders are entitled as set forth in Disclosure Schedule 3(b), which Parent Shares shall be in the form of certificates evidencing ownership in the name of Moneta Holdings, LLC. The Parent Shares will be "Restricted Securities," as defined by Rule 144 under the Securities Act of 1933, will be restricted as to transferability, and will bear substantially the following legend:

        The Securities represented by this Certificate have not been registered under the United States Securities Act of 1933 (the "Act") and are "restricted securities" as that term is defined in Rule 144 under the Act. The Securities may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company.

               (c) Delivery of Target Shares. At Closing, the Shareholders shall deliver or cause to be delivered to the Parent all certificates of the Shares which shall be cancelled and exchanged for the Merger Consideration. From and after the Effective Time, the stock transfer books of the Target shall be closed and no transfer of Shares or options to purchase Shares shall thereafter be made.

               (d) Taking of Necessary Action; Further Action. The Parent, Sub, Target and Shareholders shall take all such action as may be necessary or appropriate in order to effectuate the Merger as promptly as possible, subject to all of the terms and conditions of this Agreement. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers, franchises, and all goodwill associated therewith, of either of the Constituent Corporations, the officers and directors of the Constituent Corporations are fully authorized in the name of the Constituent Corporations or otherwise to take, and shall take, all such action.

               (e) Registration Rights. The Shareholders, in the aggregate, shall have unlimited piggyback registration rights and two demand registration rights, one every twelve months beginning six months after the Closing Date, in each case in accordance with the terms and conditions of the Registration Agreement to be signed on the Closing Date in the form of Exhibit L; provided, however, all registration rights, whether piggyback or demand, shall terminate on the date the Shareholders are entitled to sell the Parent Shares without registration under Rule 144(k) in the opinion of Shareholders' counsel.

               (f) Re-Issuance of Shareholder Notes. In addition to the conversion of the Shares into Parent Shares, on the Closing Date, (i) the Shareholders shall deliver to the Sub all promissory notes made in their favor by the Target and attached to this Agreement as Exhibit C-1 (the "Shareholder Notes") marked paid in full, and (ii) the Sub shall execute and deliver to the Shareholders, in substitution for the Shareholder Notes, the promissory note attached to this Agreement as Exhibit C-2, in the principal balance of $400,000, with an annual interest rate of 10.5%, and with a term of six months from the Closing Date.

               (g) Assumption of Target Stock Option Plan. Except for obligations and liabilities due to breach of the Shareholders' representations and warranties relating to the Plan and the Stock Option Letter Agreements, from and after the Effective Time the Parent and Sub shall assume the obligations of the Target under the Essentia Water, Inc. 1999 Stock Option Plan (the "Plan") and the Essentia Water, Inc. 1999 Stock Option Plan Incentive and Nonqualified Stock Option Letter Agreements (the "Letter Agreements"), and the options to acquire the Target's shares shall be converted to options to acquire the Parent's shares, in accordance with the terms of such Plan and Letter Agreements. Disclosure Schedule 3(g), to be prepared by the Target and fixed as of the Closing Date, sets forth all outstanding option holders of the Target, by full name and complete address, and the number of shares of the Parent's common stock to which each will be entitled when vested.

               4.     The Closing.
                      -----------

               (a) The Closing. The closing of the transaction contemplated by this Agreement (the "Closing") will take place in Oklahoma City, Oklahoma, commencing at 9:00 a.m. local time on the later of (a) three (3) business days after this Agreement has been signed by all Parties, (b) January 21, 2000, or
(c) the first Business Day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated in this Agreement (the "Closing Date"). If the Closing Date does not occur on or before January 31, 2000, any Party that is not in default of its obligations hereunder may terminate this Agreement upon written notice to the other Parties and without obligation to the other Parties.

               (b) Deliveries at the Closing. At the Closing, (i) the Shareholders shall deliver to the Parent the various certificates, instruments, and documents referred to in Section 9(a), and (ii) the Parent will deliver to the Shareholders the various certificates, instruments, and documents referred to in Section 9(b).

               5.     Representations and Warranties Concerning the Transaction.
                      ----------------------------------------------------------

               (a) Representations and Warranties of the Shareholders. Except as set forth in Disclosure Schedule 5(a) attached to this Agreement, each Shareholder severally represents and warrants to the Parent and Sub that the statements contained in this Section 5(a) are true, correct and complete as of the Effective Date and will be true, correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the Effective Date throughout this Section 5(a)), except to the extent that those representations and warranties are expressly made as of another specified date, and as to those representations and warranties, the same will be true, correct and complete as of such date.

                      (i)  Authorization  of Transaction.  Each  Shareholder has
        full power and authority to execute and deliver this Agreement and to perform his or its obligations under this Agreement. This Agreement has been duly executed and delivered by each Shareholder. This Agreement constitutes the valid and legally binding obligation of each
        Shareholder, enforceable in accordance with its terms and conditions, except that (A) such enforceability may be subject to bankruptcy, insolvency, reorganization, moratorium or other laws, decisions or equitable principles now or hereafter in effect relating to or affecting the enforcement of creditors' rights or debtors' obligations generally, and to general equity principles, and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought (the terms of clause (A) and (B) are sometimes collectively referred to as the "Equitable Exceptions"). The Shareholders need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Body in order to consummate the transactions contemplated by this Agreement.

                      (ii) Noncontravention. Neither the execution and the delivery of this Agreement by the Shareholders, nor the consummation of the transactions contemplated by this Agreement by the Shareholders, will (A) violate any Law or Order or other restriction of any Governmental Body to which either Shareholder is subject, or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any part the right to accelerate, terminate, modify, or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest, or other arrangement to which any Shareholder is a party or by which he or it is bound or to which any of his or its assets is subject.

                      (iii) Broker's Fees. Except as set forth in the Financial Advisory Agreement between the Target and Venturenow, Inc. dated August 24, 1999, for which the Shareholders shall deliver $270,000 worth of their Parent Shares (or request the Parent to do so) as set forth on Disclosure Schedule 3(b) to Groupnow, Inc, (formerly Venturenow, Inc.), for which the Shareholders shall obtain and deliver to the Sub at Closing the Release attached to this Agreement as Exhibit M and for which the Parent and the Sub shall have no liability, neither Shareholder has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Parent or Sub could become liable or obligated.

                      (iv) The Shares. Moneta, directly, and Uptain, beneficially, holds of record and owns beneficially all of its Shares, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act of 1933 (the "Securities Act") and state securities laws), claims, Taxes, Security Interests (other than those to be removed at Closing), options, warrants, rights, contracts, calls, commitments, equities, and demands. The Shareholders are not a party to any option, warrant, right, contract, call, put, or other agreement or commitment providing for the disposition by the Shareholders of any capital stock of the Target (other than this Agreement, including any Exhibits to this Agreement). The Shareholders are not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Target.

                      (v) Suitability. Each Shareholder is (a) an Accredited Investor, as that term is defined in Regulation D as promulgated by the Securities and Exchange Commission, in that (i) he is a natural person whose individual net worth, or joint net worth with that person's spouse, at the time of purchase, exceeds $1,000,000, or (ii) who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years, and who reasonably expects to reach the same income level in the current year, or (iii) it is an entity whose sole equity owner is an Accredited Investor, and (b) in either case, either directly or through his or its professional tax and other advisors, has such knowledge and experience in financial and business matters that he or it is capable of evaluating the merits and risks relating to the acquisition of the Parent Shares and making an informed purchase and investment decision.

                      (vi) Absence of Registration. Each Shareholder understands that the Parent Shares have not been registered under the Securities Act or any state securities laws, and are being offered and sold under exemptions from the registration provisions of the Securities Act, and applicable state securities laws, and that such exemptions may depend upon, among other things, the bona fide nature of the respective Shareholder's investment intent as expressed in this Agreement.

                      (vii) Restrictions on Transferability. Each Shareholder acknowledges that the Parent Shares may not be offered or sold until registered under the Securities Act and applicable state securities laws or unless any proposed transaction involving any of the Parent Shares qualifies for exemption from registration under the Securities Act and applicable state securities law. Each Shareholder further acknowledges that the Parent Shares are and will be subject to the legend set forth in Section 3(c) as they are "restricted securities" under Rule 144 as promulgated by the SEC under the Securities Act.

                      (viii) Access to Information.  Each Shareholder has had an opportunity to discuss, and on or before the Closing Date will have discussed to his or its satisfaction, the Parent's business, management and financial affairs with the Parent and others involved in the management of the Parent. Each Shareholder has had the opportunity to ask questions and receive answers, and on or before the Closing Date will have asked questions and received answers to his or its satisfaction, concerning the terms and conditions of this transaction, and has had the opportunity to obtain, and on or before the Closing Date will have obtained, to his or its satisfaction, any additional information which the Parent possesses or could acquire without unreasonable effort or expenses. Each Shareholder has had the opportunity to review, and on or before the Closing Date will have reviewed to his or its satisfaction, the Parent's facilities and books and records as necessary to evaluate the Parent Shares and the business of the Parent. Each Shareholder acknowledges that the Parent has not made any representations regarding the Parent Shares or the business of the Parent or the management or financial affairs of the Parent except to the extent set forth in this Agreement and the Exhibits to this Agreement, and any other writing delivered pursuant to this Agreement or at Closing. Each Shareholder acknowledges the risks inherent in the quality, character and underlying business of the Parent. At Closing, each Shareholder will assume the risk of full or partial loss of his or its investment.

                      (ix) Investment. Moneta, directly, and Uptain, beneficially, are acquiring the Parent Shares for investment purpose only and not with a view to or for sale in connection with any distribution of them within the meaning of the Securities Act. Furthermore, each Shareholder acknowledges that neither the Securities and Exchange Commission nor any state securities commission has passed upon the merits of an investment in the Parent Shares and that any representation to the contrary is a criminal offense.

                      (x) Liability. Each Shareholder represents that as of the Closing Date the Target and its Subsidiaries, if any, have no Liability whatsoever to either Shareholder and neither Shareholder has any claims or causes of action whatsoever against the Target and its Subsidiaries other than with respect to the promissory note attached as Exhibit C-2 to this Agreement.

               (b) Representations and Warranties of the Parent and Sub. Except as set forth in the Disclosure Schedule 5(b) attached to this Agreement, the Parent and Sub represent and warrant to the Shareholders that the statements contained in this Section 5(b) are true, correct and complete as of the Effective Date and will be true, correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the Effective Date throughout this Section 5(b)), except to the extent that those representations and warranties are expressly made as of another specified date, and as to those representations and warranties, the same will be true, correct and complete as of such date.

                      (i) Organization and Qualification. The Parent is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada. It is duly authorized to conduct business and is in good standing under the laws of the each other jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification. The Parent has full power and authority to carry on its business as it is now being conducted and to own and operate its assets and business.

                      The Sub is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. It has full power and authority to carry on its business as it is now being conducted and to own and operate its assets and business. On the Closing Date, the Sub will be duly registered and qualified to transact business as a foreign corporation in Washington and in each other jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification.

                      Each of the Parent's subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of its state of incorporation and it has full power and authority to carry on its business as it is now being conducted and to own and operate its assets and business.

                      (ii) Capitalization. The Parent has authorized capital stock consisting of 100,000,000 shares of common stock, $0.001 par value, of which approximately 50,000,000 shares have been issued and are outstanding as of the Effective Date, and 1,000,000 shares of preferred stock, $0.001 par value, none of which have been issued and are outstanding as of the Effective Date. The outstanding shares have been validly issued and are fully paid and nonassessable. Attached as Disclosure Schedule 5(b)(ii) is a list of shareholders who own more than 5% of the Parent's outstanding shares. Except as described on Disclosure
        Schedule 5(b)(ii), there are no outstanding or authorized stock appreciation or similar rights with respect to the Parent's shares.

                      The Sub has authorized capital stock consisting of 5,000 shares of common stock, $.01 par value, of which 5,000 shares have been issued and are outstanding as of the Effective Date, all of which are owned by the Parent. The outstanding shares have been validly issued and are fully paid and nonassessable. No subscriptions, options, warrants, calls, commitments or agreements (including, without limitation, voting trust agreements or any other agreement relating to the voting of shares or restricting in any manner the sale or transfer of shares) relating to the authorized or issued shares of the Sub are outstanding.

                      (iii) Authorization of Transaction. The Parent and the Sub
        have full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform their obligations under this Agreement and this Agreement has been duly executed and delivered by the Parent and Sub. This Agreement constitutes the valid and legally binding obligation of the Parent and the Sub, enforceable in accordance with its terms and conditions except for the Equitable Exceptions. The Parent and the Sub need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Body in order to consummate the transactions contemplated by this Agreement.

                      (iv)  Noncontravention.  Except as set forth in Disclosure
        Schedule 5(b)(iv) attached to this Agreement, neither the execution and the delivery of this Agreement by the Parent and the Sub, nor the consummation of the transactions contemplated by this Agreement by the Parent and the Sub, will (A) violate any Law or Order or other restriction of any Governmental Body to which the Parent or the Sub are subject or any provision of its charter or bylaws, or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest, or other arrangement to which the Parent or the Sub is a party or by which it is bound or to which any of its assets is subject and which has a Material Adverse Effect on the Parent or the Sub.

                      (v) Default. Neither the Parent nor the Sub has defaulted under any agreement to which it is a party or by which it is bound, which would have a Material Adverse Effect on the Parent or the Sub.

                      (vi) Litigation. Neither the Parent nor Sub is a party to any litigation, pending or threatened. No material claim has been made, asserted or threatened against the Parent or the Sub. Except as set forth in Disclosure Schedule 5(b)(vi), there are no proceedings involving the Parent or the Sub pending before any federal, state or municipal government, or any department, board, body or agency, nor have any been threatened.

                      (vii) Suitability. The Parent is an Accredited Investor as that term is defined in Regulation D. Through its directors and officers, the Parent has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks relating to the acquisition of the Shares and making an informed investment decision.

                      (viii) Absence of Registration. The Parent understands that the Shares have not been registered under the Securities Act, or any state securities laws, and are being offered and sold under exemptions from the registration provisions of the Securities Act, and applicable state securities laws, and that such exemptions may depend upon, among other things, the bona fide nature of the Parent's investment intent as expressed in this Agreement.

                      (ix) Restrictions on Transferability. The Parent acknowledges that the Shares may not be offered or sold and must be held indefinitely unless subsequently registered under the Securities Act and applicable state securities laws or unless any proposed transaction involving any of the Shares qualifies for exemption from registration under the Securities Act and applicable state securities law, and that no such exemption may be available at any particular time. The Parent further acknowledges that the Shares are "restricted securities" under Rule 144 promulgated by the SEC under the Securities Act.

                      (x) Access to Information. The Parent has had an opportunity to discuss, and has discussed to its satisfaction, the Target, the Business and the Target's management and financial affairs with the Shareholders and others involved in the management of the Target. The Parent has had the opportunity to ask questions and receive answers, and has asked questions and received answers to its satisfaction, concerning the terms and conditions of this transaction, and has had the opportunity to obtain, and has obtained, to its satisfaction, any additional information which the Target or the Shareholders possess or could acquire without unreasonable effort or expenses. The Parent has had the opportunity to review, and has reviewed to its satisfaction, the Target's facilities and books and records as necessary to evaluate the Shares and the business of the Target. The Parent acknowledges that neither the Target nor any of the Shareholders has made any representations regarding the Shares or the Business, management or financial affairs of the Target except to the extent set forth in this Agreement and the Exhibits to this Agreement, and any other writing delivered pursuant to this Agreement or at Closing. The Parent acknowledges the risks inherent in the quality, character and underlying business of the Target. At Closing, the Parent will assume the risk of full or partial loss of its investment.

                      (xi) Brokers' Fees. Neither the Parent nor the Sub has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Shareholders could become liable or obligated.

                      (xii) Investment. The Parent is acquiring the Shares for its own account for investment only and not with a view toward any public sale or distribution of the Shares or any portion of the Shares.

                      (xiii) Employee Benefit Program. The Parent represents and warrants that (A) within six months after the Closing Date an employee benefit program (including a stock option plan) will be established for the Surviving Corporation which will, be equal to or greater than the one in place for the Target as of the Effective Date, (B) the Target's 401(k) Plan will be retained, the medical and dental benefits currently provided by the Target to its employees will not be reduced, (C) the combination of pay and time off benefits currently provided by the Target to its employees will not be reduced, and employees and consultants of Target will receive credit for service with the Target prior to the Closing Date for purposes of the vesting schedule under the Surviving Corporation's stock option plan and other employee benefit plans, and (D) any changes in any employee benefit plan made during the first year after the Closing Date will be assessed by an outside third party to assure parity.

                      (xiv) Directors and Officers Liability Insurance. The Surviving Corporation will obtain standard directors and officers liability insurance.

                      (xv) Financing Needed to Develop Target's Business. The Parent acknowledges that the Target's business will require substantial additional financing after the Closing Date and the Parent represents and warrants that it has sufficient financial resources to provide or arrange up to Two and a Half Million Dollars ($2,500,000) for the continued development of the Business during the next two years.

                      (xvi) Subsidiaries. A complete list of the Parent's direct and indirect Subsidiaries is set forth in Disclosure Schedule 5(b)(xvi), and the parent has no other Subsidiaries and does not control, directly or indirectly, or have any direct or indirect equity participation in, any other Person.

                      (xvii) Parent Financial Statements. Attached hereto as Exhibit K are the following financial statements (collectively the "Parent Financial Statements"): (i) audited balance sheet and statement of income, changes in stockholders' equity, and cash flow as of and for the fiscal year ended December 31, 1998 (the "Most Recent Fiscal Year End") for the Parent and its consolidated Subsidiaries, if any, and (ii) an unaudited balance sheet and statement of income, changes in stockholders' equity, and cash flow as of and for the stub period ending October 31, 1999 for the Parent and its consolidated Subsidiaries (the "Most Recent Financial Statement of Parent"). To the Knowledge of the Parent, the Parent Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, are true and complete in all material respects, fairly present the financial condition of the Parent and its consolidated Subsidiaries as of such dates, and are consistent with the books and records of the Parent and its consolidated Subsidiaries (which books and records, to the Knowledge of the Parent, are true, correct and complete in all material respects).

                      (xviii)Events Subsequent to the Most Recent Financial Statement of Parent. Except as set forth on Disclosure Schedule 5(b)(xvii), since October 31, 1999, there has not been any Material adverse change in the assets, Liabilities, business, financial condition, operations, or results of operations of the Parent.

                      (xix)  Business  of Parent  and  Subsidiaries.  Disclosure
        Schedule 5(b)(xix) sets forth a description of the business activities of the Parent and its Subsidiaries as of the Effective Date.

                      (xx) Disclosure. To the Knowledge of the Parent, the representations and warranties contained in this Section 5(b) as amended, modified and/or supplemented by the Disclosure Schedules do not contain any untrue statement of a Material fact or omit to state any Material fact necessary in order to make the representations, warranties, statements and information contained in this Section 5(b) and in any Disclosure Schedule not misleading.

                      (xxi) Access. Prior to the Closing Date, the Parent will permit the Shareholders to have access at reasonable times, and in a manner so as not to interfere with the normal business operations of the Parent and its Subsidiaries, to the headquarters of the Parent and each of its Subsidiaries and to all books, records, contracts, Tax records, and documents of or pertaining to the Parent and its Subsidiaries and their respective businesses.

               6. Representations and Warranties  Concerning the Target.  Except
                  -----------------------------------------------------
as set forth in a Disclosure Schedule 6 attached to this Agreement, the Shareholders, jointly and severally, represent and warrant to the Parent and the Sub that the statements contained in this Section 6 are true, correct and complete as of the Effective Date and will be true, correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the Effective Date throughout this Section 6), except to the extent that those representations and warranties are expressly made as of another specified date, and as to those representations and warranties, the same shall be true, correct and complete as of such date.

               (a) Organization and Qualification. The Target is a corporation duly organized, validly existing, and in good standing under the laws of the State of Washington. It is duly authorized to conduct business and is in good standing under the laws of the each other jurisdiction in which the nature of its businesses or the ownership or leasing of its properties requires such qualification. The Target has full power and authority to carry on its business as it is now being conducted and to own and operate its assets and business.

               (b) Capitalization. The entire authorized capital stock of the Target consists solely of ten million (10,000,000) shares of no par value common stock, of which three million six hundred fifty-seven thousand nine hundred sixty-six (3,657,966) shares are issued and outstanding and owned by Moneta which in turn is wholly owned by Uptain. The Target has no preferred shares authorized. None of the Shares are held in treasury. The Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the Shareholders. Except for the stock options set forth on Disclosure
Schedule 6(b), there are no outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights, or other agreements or commitments to which the Target is a party or which are binding upon the Target providing for the issuance, disposition, or acquisition of any of its capital stock. There are no outstanding or authorized stock appreciation or similar rights with respect to the Shares.

               (c) Notice of Transaction. The Target need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of, any Governmental Body in order to consummate the transactions contemplated by this Agreement.

               (d) Noncontravention. Except as set forth on Disclosure Schedule 6(d), the consummation of the transactions contemplated by this Agreement will not (i) violate any Law or Order or other restriction of any Governmental Body to which the Target is subject or any provision of their charter or bylaws, or
(ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest, or other arrangement to which the Target is a party or by it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets) and which has a Material Adverse Effect on the Target.

               (e) Subsidiaries. The Target has no Subsidiaries and does not control, directly or indirectly, or have any direct or indirect equity participation in any other Person.

               (f) Target Financial Statements. Attached hereto as Exhibit D are the following financial statements (collectively the "Target Financial Statements"): (i) unaudited balance sheet and statement of income, changes in stockholders' equity, and cash flow as of and for the fiscal years ended December 31, 1998 (the "Most Recent Fiscal Year End") for the Target, and (ii) an unaudited balance sheet and statement of income, changes in stockholders' equity, and cash flow as of and for the stub period ending October 31, 1999 for the Target (the "Most Recent Financial Statement of Target"). To the Knowledge of the Shareholders, the Target Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, are true and complete in all material respects, fairly present the financial condition of the Target as of such dates, and are consistent with the books and records of the Target (which books and records, to the Knowledge of the Shareholders, are true, correct and complete in all material respects).

               (g) Events Subsequent to the Most Recent Financial Statement of Target. Except as set forth on Disclosure Schedule 6(g), since October 31, 1999, there has not been any Material adverse change in the assets, Liabilities, Business, financial condition, operations, or results of operations of the Target. Without limiting the generality of the foregoing since that date:

                      (i) the Target has not sold, leased, transferred, or assigned any of its assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

                      (ii) the Target has not entered into any contract, lease, sublease, license or sublicense (or series or related contracts, leases, subleases, licenses and sublicenses) either involving more than $15,000 or outside the Ordinary Course of Business;

                      (iii) the Target has not accelerated, terminated, modified, or canceled any contract, lease, sublease, license or sublicense (or series of related contracts, leases, subleases, licenses and sublicenses) involving more than $15,000 to which the Target is a party or by which it is bound;

                      (iv) no party has notified the Target of any acceleration, termination, modification or cancellation of any Material customer contract or any contract, agreement, lease, sublease, license or sublicense (or series of related contracts, leases, subleases, licenses and sublicenses), involving more than $15,000 to which the Target is a party or by which it is bound;

                      (v) the Target has not made any capital expenditure (or series of related capital expenditures) either involving more than $15,000 individually or $25,000 in the aggregate, or outside the Ordinary Course of Business;

                      (vi) the Target has not made any capital investment in, any loan to, or any acquisition of the securities or assets of any other person (or series of related capital investments, loans, and acquisitions) either involving more than $15,000 individually or $25,000 in the aggregate;

                      (vii) the Target has not delayed or postponed (beyond their normal practice) the payment of accounts payable and other Liabilities;

                      (viii) there has been no change made or authorized to the Articles of Incorporation or Bylaws of the Target;

                      (ix)  the  Target   has  not   experienced   any   damage,
        destruction or loss involving more than $15,000 (whether or not covered by insurance) to its property;

                      (x) the Target has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business or involving more than $15,000, giving rise to any claim or right on its part against the person or on the part of the person against it;

                      (xi) the Target has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement with any of its full-time staff employees;

                      (xii) the Target has not granted an increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;

                      (xiii) the Target has not adopted any (A) bonus, (B) profit-sharing, (C) incentive compensation, (D) pension, (E) retirement,
        (F) medical, hospitalization, life, or other insurance, (G) severance, or (H) other plan, contract or commitment for any of its directors, officers, and employees, or modified or terminated any existing such plan, contract or commitment; and

                      (xiv) the Target has not committed to do any of the foregoing.

               (h)  Undisclosed  Liabilities.  Except as set forth in Disclosure
Schedule 6(h), the Target does not have any Liability to the Knowledge of the Shareholders which is individually in excess of $15,000, or in excess of $25,000 in the aggregate, except for (i) Liabilities set forth on the face of the Most Recent Financial Statement, and (ii) Liabilities which have arisen after the Most Recent Financial Statement in the Ordinary Course of Business.

               (i)    Tax Matters.   Except as  set forth on Disclosure Schedule
6(i):

                      (i) the Target has filed all Tax Returns that it was required to file. All such Tax Returns are true and complete in all material respects. All Taxes owed by the Target (whether or not shown on any Tax Return) have been paid. The Target is not the beneficiary of any extension of time within which to file any Tax Return. To the Knowledge of the Shareholders, no claim is currently pending by any authority in any jurisdiction where the Target does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of the Target that arose in connection with any failure (or alleged failure) to pay any Tax;

                      (ii) the Target has not received any notice that any authority intends to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of the Target either (A) claimed or raised by any authority in writing, or (B) as to which the Shareholders have Knowledge based upon personal contact with any agent of such authority. Disclosure Schedule 6(i) lists all federal, state and local income Tax Returns filed with respect to the Target for taxable periods ended on or after December 31, 1994 that currently are the subject of an audit; and

                      (iii) The Target has not filed a consent under Code Sec. 341(f) concerning collapsible corporations. The Target has not made any payments, is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible to the Target under Code Sec. 280G. The Target has not been a United States real property holding corporation within the meaning of Code Sec. 897(c)(2) during the applicable period specified in Code Sec. 897(c)(1)(A)(ii). The Target has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Code Sec. 6662. The Target is not a party to any Tax allocation or sharing agreement. The Target has not consented to the extension of the statute of limitations relating to any tax year.

               (j) Tangible Assets. The Target owns or leases all tangible assets necessary for the conduct of the Business as presently conducted. To the Knowledge of the Shareholders, each such tangible asset is free from Material defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used.

               (k) Real Property. Disclosure Schedule 6(k) sets forth all real estate, improvements, buildings and fixtures owned or leased by the Target (the "Real Property"). Subject to the Permitted Liens and any Security Interests disclosed on Disclosure Schedule 6(k), the Target has good title to, or, in the case of leased Real Property, has a valid leasehold interest in, the Real Property. All leases of Real Property are valid, binding and enforceable in accordance with their respective terms. The Target is not in Material default under any such leases, and to the Knowledge of the Shareholders, there does not exist under any such lease any Material default of any other party or any event which with notice or lapse of time or both would constitute a Material default. To the Knowledge of the Shareholders, the Real Property is in good operating condition and repair, normal wear and tear excepted, is in compliance with all applicable code requirements, and is free from any defects that have, or reasonably could have, a Material Adverse Effect. Except as set forth on Disclosure Schedule 6(k), to the Knowledge of the Shareholders there are no existing structural defects in any of the Real Property.

               (l) Personal Property. Disclosure Schedule 6(l) sets forth all tangible property, other than Real Property, owned or leased by the Target (the "Personal Property") whose fair market value exceeds $1,000. Subject to the Permitted Liens and any Security Interests disclosed on Disclosure Schedule 6(l), the Target has good title to, or in the case of leased Personal Property has a valid leasehold interest in, the Personal Property. All leases of Personal Property are valid, binding and enforceable in accordance with their respective terms. The Target is not in Material default under any such leases, and to the Knowledge of the Shareholders, there does not exist under any such lease any Material default of any other party or any event which with notice or lapse of time or both would constitute a Material default. To the Knowledge of the Shareholders, the Personal Property is in good operating condition and repair, normal wear and tear excepted, and is free from any defects that have, or reasonably could have, a Material Adverse Effect. Except as set forth on Disclosure Schedule 6(l), to the Knowledge of the Shareholders there are no existing defects in any of the Personal Property.

               (m)    Intellectual Property.
                      ---------------------

                      (i) Except as set forth on Disclosure Schedule 6(m), to the Knowledge of the Shareholders the Target owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property and all goodwill associated therewith necessary for the operation of the Business as presently conducted. Each item of Intellectual Property owned or used by the Target immediately prior to the Closing will be owned or available for use by the Target on identical terms and conditions immediately subsequent to the Closing.

                      (ii) To the Knowledge of the Shareholders, the Target has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with, any Intellectual Property rights of third parties; and the Target has not received within the past three (3) years any charge, complaint, claim, or notice alleging any such interference, infringement, misappropriation, or violation.

                      (iii) Disclosure Schedule 6(m) identifies each patent or trademark, tradename or copyright registration, and website which has been issued to the Shareholders and the Target with respect to any of their Intellectual Property, identifies each pending patent application or application for trademark, tradename, copyright registration or website which the Shareholders and the Target has made with respect to any of their Intellectual Property, and identifies each license, agreement, or other permission which the Shareholders and the Target has granted to any third party with respect to any of their Intellectual Property (together with any exceptions). Except as identified in Disclosure Schedule 6(m), with respect to each item of Intellectual Property that the Shareholders and the Target owns:

                             (A) the identified owner possesses all right, title, and interest in and to the item;

                             (B) the  item  is not  subject  to any  outstanding
               Order; and

                             (C) no charge, complaint, action, suit, proceeding,
               hearing, investigation, claim, or demand is pending or, to the Knowledge of the Shareholders, is threatened, which challenges the legality, validity, enforceability, use, or ownership of the item.

                      (iv) Disclosure Schedule 6(m) also identifies each item of Intellectual Property that any third party owns and that the Target uses pursuant to license, sublicense, agreement, or permission (other than general commercial software). Except as identified in Disclosure
        Schedule  6(m),  with  respect  to each such  item of used  Intellectual
        Property:

                             (A) to the Knowledge of Shareholders,  the license,
               sublicense, or permission covering the item is legal, valid, binding, and in full force and effect, subject to the Equitable Exceptions;

                             (B) to the Knowledge of Shareholders,  the license,
               sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the Closing;

                             (C) the Target is not, and to the  Knowledge of the
               Shareholders no other party to the license, sublicense, agreement, or permission is, in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder; and

                             (D) to the Knowledge of the Shareholders, no charge, complaint, action, suit, proceedings, hearing, investigation, claim or demand is pending or is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property.

               (n) Product Liability/Warranties. Except as disclosed on Disclosure Schedule 6(n), there is no outstanding claim or action against the Target and, to the Knowledge of the Shareholders, no threatened claim, action or investigation against the Target for product liability or for breach of warranty of fitness to any customer of the Business which individually or in the aggregate could have a Material Adverse Effect.

               (o) Contracts. Disclosure Schedule 6(o) lists the following contracts, agreements, leases, customer contracts or agreements and other written arrangements to which the Target is a party:

                      (i) any written arrangement (or group of related written arrangements) for the lease of Personal Property, Real Property or Intellectual Property;

                      (ii) any written arrangement (or group of related written arrangements) for the purchase or sale of Products, raw materials, commodities, supplies, or other personal property or for the furnishing or receipt of services;

                      (iii) any written arrangement concerning a partnership or joint venture;

                      (iv) any written arrangement requiring confidentiality or non-competition;

                      (v) any written arrangement involving the Shareholders and their Affiliates related to the Target; and

                      (vi) any other written arrangement (or group of related written arrangements) involving the Target.

               The Shareholders have delivered to the Parent a correct and complete copy of each written arrangement (as amended to date) listed in Disclosure Schedule 6(o). With respect to each written arrangement so listed:
(A) the written arrangement is legal, valid, binding, enforceable, and in full force and effect, subject to the Equitable Exceptions; (B) to the Knowledge of the Shareholders, the written arrangement will continue to be legal, valid, binding, enforceable and in full force and effect, subject to Equitable

Exceptions, on identical terms following the Closing; (C) the Target is not, nor to the Knowledge of the Shareholders, is any other party in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration, under the written arrangement; and (D) the Target has not, nor to the Knowledge of the Shareholders, has any other party, repudiated any provision of any of the written arrangements.

               (p) Insurance. Disclosure Schedule 6(p) sets forth an accurate and complete list of all policies of fire, liability, key man life insurance, worker's compensation, products liability and other forms of insurance owned or held by or beneficially for the Target. All such policies are in full force and effect, no premiums with respect to them are past due and no notice of cancellation or termination has been received by the Shareholders or the Target with respect to any of them.

               (q) Litigation. Disclosure Schedule 6(q) sets forth each instance in which the Target (i) is subject to any unsatisfied judgment, order, decree, stipulation, injunction, or charge, or (ii) is a party or, to the Knowledge of the Shareholders, is threatened to be made a party to any charge, complaint, action, suit, proceeding, hearing, or investigation of or in any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator.

               (r) Employees. Disclosure Schedule 6(r) lists all of the Employees of the Target. To the Knowledge of the Shareholders, no key employee or full-time group of employees has any plans to terminate employment with the Target. Except as set forth on Disclosure Schedule 6(r), the Target is not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. To the Knowledge of the Shareholders, the Target has not committed any unfair labor practice.

               (s) Employee Benefits. Disclosure Schedule 6(s) lists all Employee Benefit Plans that the Target maintains or to which the Target contributes for the benefit of any current or former employee of the Target. To the Knowledge of the Shareholders:

                      (i) each Employee Benefit Plan (and each related trust or insurance contract) complies in form and in operation with the applicable requirements of ERISA and the Code (including all filing requirements);

                      (ii) all contributions (including all employer contributions and employee salary reduction contributions) which are due have been paid to each Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of the Target. All premiums or other payments which are due for all periods ending on or before the Closing Date have been paid with respect to each Employee Pension Benefit Plan;

                      (iii) each Employee Benefit Plan which is an Employee Pension Benefit Plan meets the requirements of a "qualified plan" under Code Sec. 401(a);

                      (iv) no Employee Pension Benefit Plan (other than any Multi-employer Plan) has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the Pension Benefit Guaranty Corporation ("PBGC"). No proceeding by the PBGC to terminate any Employee Pension Benefit Plan (other than any Multi-employer Plan) has been instituted or threatened;

                      (v) there have been no Prohibited Transactions with respect to any Employee Benefit Plan. No Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any Employee Benefit Plans. No charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand with respect to the administration or the investment of the assets of any Employee Benefit Plan (other than routine claims for benefits) is pending or threatened and there is no Basis therefore; and

                      (vi) the Target has not incurred, and the Shareholders have no reason to expect that the Target will incur, any Liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal Liability) or under the Code with respect to any Employee Pension Benefit Plan that the Target and the Controlled Group of Corporations which includes the Target maintains or ever has maintained or to which it contributes, ever has contributed, or ever has been required to contribute. The Target does not maintain, nor have they ever maintained or contributed to, or ever has been required to contribute to any Employee Welfare Benefit Plan providing health, accident, or life insurance benefits to former employees, their spouses, or their dependents (other than in accordance with Code Sec. 162(k)).

               (t) Health and Safety Matters.  Except as set forth on Disclosure
Schedule 6(t), to the Knowledge of the Shareholders:

                      (i) the Target is in substantial compliance with all Laws concerning public health and safety, and employee health and safety, and no charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand, or notice has been filed or commenced against any of them alleging any failure to comply with any such Laws; and

                      (ii) the Target has no Material Liability under the Occupational Safety and Health Act, as amended, or any other Law concerning employee health and safety.

               (u)  Environmental  Matters.  Except as set  forth on  Disclosure
Schedule 6(u), to the Knowledge of the Shareholders:

                      (i) Hazardous Materials. The current and former owners and tenants, occupants, and users of the Real Property and any other persons or concerns, have not: (i) engaged in or permitted any operations or activities upon, or any use or occupancy of, the Real Property, or any portion of the Real Property, for the purpose of, or in any way involving, the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping, or disposal of any Hazardous Materials (whether legal or illegal, accidental or intentional) on, under, in, or about, the Real Property, or (ii) unlawfully transported any Hazardous Materials to, from, or across, the Real Property. No Hazardous Materials are constructed, deposited, stored, or otherwise located on, under, in, or about, the Real Property, and, to the Knowledge of the Shareholders, no Hazardous Materials have migrated, or are likely to migrate, from other properties upon, about, or beneath, the Real Property. No Hazardous Materials generated by the Target, if any, or, to the Knowledge of the Shareholders, located under, in, or about, the Real Property in the past have been unlawfully transported to any waste disposal facility or other site.

                      (ii) Environmental Requirements. Prior users of the Real Property and activities on the Real Property and all activities and conduct of business related to the Real Property have at all times complied with all Environmental Requirements (as defined in Section 1), and no activity on, or condition of, the Real Property has constituted a nuisance or tortious condition with respect to any third party. The Real Property and the existing uses and activities on the Real Property and all activities and conduct of business related to the Real Property (including the Business), comply with all Environmental Requirements, and no activity on, or condition of, the Real Property constitutes a nuisance or constitutes a tortious condition with respect to any third party.
                      (iii) Notice of Violations. Neither the Target nor any other owner, tenant, occupant, or user of the Real Property has ever received any notice or other communication concerning any alleged violation of Environmental Requirements, or notice or other communication concerning alleged liability for Environmental Damages (as defined in Section 1) in connection with the Real Property. There is no
        (i) writ, injunction, decree, order, or judgment outstanding in relation to the ownership, use, maintenance, or operation of the Real Property by any person or concern; (ii) lawsuit, claim, proceeding, citation, directive, summons, or investigation pending or, to the Knowledge of the Shareholders, threatened in relation to the ownership, use, maintenance, or operation of the Real Property by any person or concern; or (iii) alleged violation of Environmental Requirements. Neither the Target nor, to the Knowledge of the Shareholders, any other person or company has been ordered or requested by any regulatory authority to take any steps to remedy any condition on the Real Property constituting a violation of Environmental Requirements.

                      (iv) Underground Inspection and Storage Tanks. There is not now and, to the Knowledge of the Shareholders, there has never been located on the Real Property, any (i) underground improvement, including without limitation, any treatment or storage tank or water, gas, or oil well, or (ii) above-ground storage tank.

                      (v)  Environmental   Acts.  The  Target  has  no  Material
        Liability (and there is no Basis related to the past or present operations, properties, or facilities of the Target and its respective predecessors and Affiliates for any present or future charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand against the Target giving rise to any Liability) under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, the Federal Water Pollution Control Act of 1972, the Clean Air Act of 1970, the Safe

        Drinking Water Act of 1974, the Toxic Substances Control Act of 1976, the Refuse Act of 1997, or the Emergency Planning and Community Right-to-Know Act of 1986 (each as amended), or any other Law or Order of any Governmental Body, concerning release or threatened release of hazardous substances, public health and safety, or pollution or protection of the environment;

                      (vi) Material Liability. The Target has no Material Liability (and the Target and its predecessors have not handled or disposed of any substance, arranged for the disposal of any substance, or owned or operated any property or facility in any manner that could form the Basis for, any present or future charge, complaint, action, suit, proceeding, heating, investigation, claim, or demand (under the common law or pursuant to any statute) against the Target giving rise to any Material Liability) for damage to any site (including the Real Property), location, or body of water (surface or subsurface) or for illness or personal injury;

                      (vii) Permits. The Target has obtained and been in compliance in all material respects with all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and has complied with, all other Laws and Orders of any Governmental Body relating to public health and safety, worker health and safety, and pollution or protection of the environment, including laws relating to emissions, discharge, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes.

               (v)    Legal  Compliance.  Except  as  set  forth  in  Disclosure
Schedule 6(v),  to the Knowledge of the Shareholders:

                      (i) The Target has complied with all non-environmental Laws. No charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand, or notice has been filed or commenced against the Target which is currently pending and alleges any failure to comply with any such non-environmental Law;

                      (ii) The Target has not violated in any respect or received a notice or charge asserting any violation of any state or federal law; and

                      (iii) The Target has filed in a timely manner all reports, documents, and other materials it was required to file (and the information contained therein was correct and complete in all material respects) under all applicable Laws.

               (w) Certain Business Relationships with the Target. Except as set forth on Disclosure Schedule 6(w), neither the Shareholders nor their Affiliates have been involved in any business arrangement or relationship with the Target within the past twelve (12) months, and neither the Shareholders nor their Affiliates owns directly any material property or right, tangible or intangible, which is used in the Target's Business.

               (x) Brokers' Fees. Other than as set forth in Disclosure Schedule 6(x) the Target does not have any Liability or obligation to pay any fees or commissions to any broker, finder, or similar representative with respect to the transactions contemplated by this Agreement.

               (y) Year  2000  Compliance.  Except  as set  forth on  Disclosure
Schedule 6(y):

                      (i) to the Knowledge of the Shareholders, all devices, systems, machinery, information technology, computer software and hardware, and other date sensitive technology (jointly and severally the "Systems") necessary for the Target to carry on the Business as presently conducted and as contemplated to be conducted in the future are Year 2000 Compliant or will be Year 2000 Compliant within a period of time calculated to result in no material disruption of any of the Target's business operations. For purposes of these provisions, "Year 2000 Compliant" means that the Systems are designed to be used prior to, during and after the Gregorian calendar year 2000 A.D. and will operate during each such time period without error relating to date data, specifically including any error relating to, or the product of date data which represents or references different centuries or more than one century.

                      (ii) The Target has reviewed its own business and operations, has made written inquiry of its suppliers and customers, and has responded to written inquiries made by others, on Year 2000 Compliance matters as described in Disclosure Schedule 6(y).

               (z) Customer List. Disclosure Schedule 6(z) is a true and complete list of all customers of the Target as of the Effective Date, by name, address and telephone number. On the Closing Date, the Shareholders will deliver a then current list of all customers of the Target, by name, address and telephone number together with any and all files, records and accounts related to the customers.

               (aa) Acquired Accounts Receivable. Disclosure Schedule 6(aa) is a true and complete list of all accounts receivable of the Target as of the Effective Date, by name, address and telephone number. On the Closing Date, the Shareholders will deliver a then current list of all accounts receivable of the Target, by name, address and telephone number (the "Acquired Accounts Receivable").

               (bb) Accounts Payable. Disclosure Schedule 6(bb) is a true and complete list of all accounts payable of the Target as of the Effective Date, by name, address and telephone number. On the Closing Date, the Shareholders will deliver a then current list of all accounts payable of the Target, by name, address and telephone number.

               (cc) Target Liability. Except as set forth in Disclosure Schedule 6(cc), the Target has no Liability whatsoever to the Shareholders, or any current or former officer, director, shareholder, employee, consultant or other party, other than as a result of the Promissory Note attached as Exhibit C-2 to this Agreement.

               (dd) Minutes. Attached to this Agreement as Disclosure Schedule 6(dd) is a complete list of all minutes related to the Target for the past three years.

               (ee) Disclosure. To the Knowledge of the Shareholders, the representations and warranties contained in this Section 6 as amended, modified and/or supplemented by the Disclosure Schedules do not contain any untrue statement of a Material fact or omit to state any Material fact necessary in order to make the representations, warranties, statements and information contained in this Section 6 and in any Disclosure Schedule not misleading.

               7. Pre-Closing Covenants.  With respect to the period between the
                  ---------------------
Effective Date of this Agreement and the Closing, the Parties agree as follows:

               (a) General. Each of the Parties will use its reasonable best efforts to take all action and to do all things necessary, proper, or advisable to consummate and make effective the transactions contemplated by this Agreement (including satisfying the closing conditions set forth in Section 9.

               (b) Notices and Consents. The Shareholders will cause the Target to give any notices to third parties, and will cause the Target to use its reasonable best efforts to obtain any third-party consent, that the Parent may reasonably request in connection with the matters pertaining to the Target disclosed or required to be disclosed in the Disclosure Schedules. The Parties will take any additional action (and the Shareholders will cause the Target to take any additional action) that may be necessary, proper, or advisable in connection with any other notices to, filings with, and authorizations, consents, and approvals of, Governmental Bodies and third parties that he, it or it may be required to give, make, or obtain.

               (c) Operation of Business. Except as contemplated in this Agreement, or as may be incidental to or in furtherance of the transactions contemplated by this Agreement, or as may have been set forth in this Agreement or in the Disclosure Schedules, the Shareholders will not cause or permit the Target to engage in any practice, take any action, embark on any course of inaction, or enter into any transaction outside the Ordinary Course of Business.

               (d) Preservation of Business. Except as contemplated by this Agreement, or as may be incidental to, or in furtherance of, the transactions contemplated by this Agreement, or as may have been set forth in this Agreement or in the Disclosure Schedules, the Shareholders will cause the Target to use its best efforts to keep its business, properties and assets substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers and employees.

               (e)    Access.
                      ------

                      (i) The Shareholders will permit, and the Shareholders will cause the Target to permit, representatives of the Parent to have access at reasonable times, and in a manner so as not to interfere with the normal business operations of the Target, to the headquarters of the Target, and to all books, records, contracts, Tax records, and documents of or pertaining to the Target and the Business. Notwithstanding the above, the Parent's on-site investigation of the Target shall be limited to five (5) Business Days, unless otherwise agreed to by the Parent and the Shareholders in writing; provided, however, that such limitation of time shall not otherwise limit the Parent's investigation of the Target off-site. During the Parent's on-site investigation of the Target, except as otherwise provided in this Agreement, the Parent shall not discuss any aspects of the operation of the Target with any employee of the Target, and the Parent shall direct all requests for information and material only through the Shareholders, unless otherwise agreed to by the Parent and the Shareholders in writing.

                      (ii) The Shareholders shall arrange a mutually agreeable time and place at which the Parent may conduct interviews with key employees and/or customers of the Target. The interviews shall be in strict conformity with the format mutually agreed to by the Shareholders and the Parent and shall take place and be completed wholly within the last twenty (20) days prior to the Closing unless otherwise agreed to by the Parent and the Shareholders in writing.

               (f) Notice of Developments. Prior to the Closing Date, the Shareholders will give prompt written notice to the Parent of any Material developments affecting the assets, Liabilities, Business, financial condition, operations, results of operations, or future prospects of the Target, and the Parent will give prompt written notice to the Shareholders of any Material developments affecting the assets, Liabilities, business, financial condition, operations, results of operations, or future prospects of the Parent and its Subsidiaries. Each Party will give prompt written notice to the others of any Material development affecting the ability of the Parties to consummate the transactions contemplated by this Agreement.

               (g) Exclusivity. During the period from the date this Agreement is signed until January 31, 2000, the Shareholders will not (and the Shareholders will not cause or permit the Target to) (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to any (A) liquidation, dissolution, or recapitalization, (B) merger or consolidation, (C) acquisition or purchase of securities or assets, or (D) similar transaction or business combination involving the Target, or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any person to do or seek any of the foregoing.

               (h) Plant Closing Notification. The Parent shall be responsible for providing any notice of layoff or plant closing required with respect to any manufacturing facility of the Target pursuant to the Federal Worker Adjustment and Retraining Notification Act of 1988 (the "WARN Act"), any successor federal law and any applicable state or local plant closing notification statute, for any such layoffs or plant closings which will commence effective on or subsequent to the Closing Date.

               (i) Intercompany Items. As of the Closing Date, there shall not be any inter-company payables, receivables and/or indebtedness of the Shareholders to the Target, except for the promissory note attached to this Agreement as Exhibit C-2.

               8. Additional  Covenants.  The Parties further covenant and agree
                  ---------------------
as follows:

               (a) General. In case at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other

Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 12. The Shareholders acknowledge and agree that from and after the Closing Date the Parent will be entitled to possession of all documents, books, records, agreements, and financial data of any sort relating to the Target and the Business; provided that the Shareholders may retain any copies of the foregoing as shall be necessary to comply with applicable tax and other laws, regulations and ordinances.

               (b) Litigation Support. In the event and for so long as any Party actively is contesting or defending against any charge, complaint, action, suit, proceeding, hearing, investigation, claim, or demand in connection with (i) any transaction contemplated under this Agreement, or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Target, each of the other Parties will cooperate with him, its or it and his, its or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 12).

               (c) Transition. The Shareholders will not take any action that is primarily designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Target from maintaining the same business relationships with the Target after the Closing Date for a period of twelve (12) months thereafter as it maintained with the Target prior to the Closing Date. The Shareholders will refer all customer inquiries relating to the Target's Business to the Parent and/or the Target from and after the Closing Date for a period of twelve (12) months thereafter.

               (d) Confidentiality. The Parties will (i) treat and hold as such all of the Confidential Information, (ii) refrain from using any of the Confidential Information except in connection with this Agreement for a period of twelve (12) months from the Closing Date, and (iii) upon termination of this Agreement, deliver promptly to the other Party or destroy, at the request and option of the other Party, all tangible embodiments (and all copies) of the Confidential Information which are in their possession. In the event that a Party is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, such Party will notify the other Party promptly of the request or requirement so that the other Party may seek an appropriate protective order or waive compliance with the provisions of this Section 8(d). If, in the absence of a protective order or the receipt of a waiver under this Section 8(d), a Party is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, such Party may disclose the Confidential Information to the tribunal; provided, however, that such Party shall use his or its reasonable best efforts to obtain, at the reasonable request of the other Party, an order or other assurance that confidential treatment will be accorded to the portion of the Confidential Information required to be disclosed as the other Party shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure.

               (e)    Additional Tax Matters.
                      ----------------------

                      (i) The Shareholders shall prepare or cause to be prepared and shall file or cause to be filed Form 1120S, U.S. Income Tax Return of an S Corporation, for Target's fiscal year ending on December 31, 1999 and for Target's fiscal year ending on the day before the Closing Date. Except as set forth above, Parent or Sub shall prepare or cause to be prepared and file or cause to be filed with the appropriate Governmental Bodies all Tax Returns required to be filed by Target for any Pre-Closing Tax Period and will remit any taxes due in respect to such Tax Returns.

                      (ii) The Parent and the  Shareholders  recognize that each of them will need access, from time to time, after the Closing Date, to certain accounting and Tax records and information concerning the Target held by the Parent and/or the Surviving Corporation and its Subsidiaries to the extent the records and information pertain to events occurring on or prior to the Closing Date; therefore, the Parent agrees to cause the Surviving Corporation and its Subsidiaries to (A) use their best efforts to properly retain and maintain those records for a period of six (6) years from the date the Tax Returns for the year in which the Closing occurs are filed or until the expiration of the statute of limitations that applies to the Tax Return in question (i.e., including Tax Returns for years preceding the year in which the Closing occurs), whichever is later, and (B) allow the Shareholders and their agents and representatives at times and dates mutually acceptable to the Parties, to inspect, review and make copies of those records that the other party may deem necessary or appropriate from time to time, those activities to be conducted during normal business hours and at the other Party's expense.

               (f) Covenant Not to Compete. Without the prior written permission of the Parent, which permission may be withheld in the sole discretion of the Parent, or unless they are an employee, officer, director or consultant with the Surviving Corporation and its Subsidiaries or the Parent, for a period of two
(2) years from and after the Closing Date, each Shareholder will not directly or indirectly, as principal, agent, trustee or through the agency of any corporation, partnership, association or agent or agency, (i) participate or engage in the Business existing as of the Closing Date, (ii) service or solicit any of the Surviving Corporation's and its Subsidiaries' business from any customer of the Surviving Corporation and its Subsidiaries, (iii) request or advise any customer of the Target to withdraw, curtail or cancel such customer's business with the Surviving Corporation and its Subsidiaries, or (iv) solicit for employment any person employed by the Target on the Closing Date; provided however, that (i) no owner of less than five percent (5%) of the outstanding stock of any publicly traded corporation shall, for purposes of this Section 8(f), be deemed to engage solely by reason of that stock position in any of its businesses and (ii) the future acquisition by any of the Shareholders, or his or its Affiliates, of any Person or company engaged in the Business shall not be deemed to violate this Section 8(f) if less than twenty-five percent (25%) of the total revenues of such acquired business or Person are derived from the Business.

               (g) Employment Matters. Disclosure Schedule 6(r) lists all of the current employees of the Target (the "Current Employees"). For a period of one
(1) year after the Closing Date, the Surviving Corporation agrees that it will not substantially reduce the base salary or wage rate in effect immediately prior to the Closing Date of any Current Employee other than for Cause. In addition, the Parent agrees that on the Closing Date it will cause the Surviving Corporation to enter into the Consulting Agreement with Kenneth L.
Uptain in the form attached to this Agreement as Exhibit E.

               (h) Covenants with Respect to Tax-Free Reorganization. Following the Effective Time, Parent and Sub covenant, to the extent necessary to preserve the treatment of the transaction as a tax-free reorganization under Code Section 368(a), that:

                (i) The Sub will hold at least ninety (90) percent of the fair market value of the net assets and at least seventy (70) percent of the fair market value of the gross assets held by the Target immediately prior to the transaction. For purposes of this covenant, the Target assets used to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by the Target immediately preceding the transaction, will be included as assets of Target held immediately prior to the transaction.

                (ii) Neither the Parent, through redemption or otherwise, nor any party related to the Parent within the meaning of Treasury Regulation Section 1.368-1(e)(3), will reacquire any of the Parent's stock issued in the transaction.

                (iii) The Sub will not issue additional shares of its stock that would result in the Parent losing control of the Sub within the meaning of Code Section 368(c)(1).

                (iv)  The Parent will not liquidate the Sub;  merge the Sub with or into another corporation; sell or otherwise dispose of the stock of the Sub except transfer of stock to corporations controlled by the Parent; or cause the Sub to sell or otherwise dispose of any of the assets of the Target acquired in the transaction, except for dispositions made in the ordinary course of business or transfers of assets to a corporation controlled by the Sub.

                (v) The Sub will continue the historic business of the Target or use a significant portion of the Target's business assets in a business in a manner that satisfies the continuity of business enterprise requirements set forth in Treasury Regulation Section 1.368-1(d).

               9.     Conditions to Obligations to Close.
                      ----------------------------------

               (a) Conditions to Obligation of the Parent and Sub. The obligation of the Parent and Sub to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction or waiver of the following conditions:

                      (i) the representations and warranties of the Shareholders as set forth in Sections 5(a) and Section 6 must be true, correct and complete in all Material respects at and as of the Closing Date as evidenced by the delivery by the Shareholders to the Parent at Closing of the Shareholders' Closing Certificate to the effect that the representations and warranties of the Shareholders as set forth in
        Section 5(a) and Section 6 are true, correct and complete in all Material Respects as of the Closing Date to be attached to this Agreement as Exhibit F;

                      (ii) the Shareholders shall have performed and complied with all of their covenants in this Agreement in all Material respects through the Closing;

                      (iii) the Target shall have procured all necessary third party consents specified in Section 7(b);

                      (iv) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable judgment, order, decree, stipulation, injunction, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) affect adversely the right of the Parent to own, operate, or control the Shares or the Target (and no such judgment, order, decree, stipulation, injunction, or charge shall be in effect);

                      (v) the Shareholders shall have delivered to the Parent the Shareholders' Closing Certificate (without qualification as to knowledge or Materiality or otherwise) to the effect that each of the conditions specified in Section 9(a)(i)-(iv) is satisfied in all respects to be attached to this Agreement as Exhibit F;

                      (vi) the acquisition by the Parent of the Shares must represent all of the issued and outstanding capital stock of the Target and all of the Shares must be free and clear of any Security Interests or other liens, claims or encumbrances of any nature whatsoever;

                      (viii) the Parent must have received from counsel to the Shareholders an opinion in substantially the form attached to this Agreement as Exhibit G;

                      (ix) the Parent must have received the resignations, effective as of the Closing, of each officer and director of the Target;

                      (x) no Material adverse change shall have occurred in the Target's Business or its future prospects;

                      (xi) except as set forth in the Disclosure Schedules, since the Effective Date the Target must not have transferred, conveyed, disposed of and/or sold any Material assets, except in the Ordinary Course of Business;

                      (xii) the Shareholders must have delivered to the Parent certificates representing the Shares, which shall be cancelled and exchanged for the Merger Consideration, and otherwise must have satisfied fully all of their obligations required by this Agreement to be satisfied before or at Closing;

                      (xiii)   the   Target   must  not  be  in  a   bankruptcy,
        reorganization   or  insolvency   proceeding  nor  any  such  proceeding
        contemplated;

                      (xiv) Kenneth L. Uptain must have signed and delivered the
        Consulting   Agreement   (Exhibit  E)  with   attached   Confidentiality
        Agreement;

                      (xv) the Shareholders must have delivered to the Parent a Certificate of Existence/Authorization from the State of Washington, dated within ten (10) days prior to the Closing Date, certifying that the Target is in existence in the State of Washington;

                      (xvi) the Shareholders must have delivered to the Parent the Release attached to this Agreement as Exhibit H and dated as of the Closing Date, whereby the Shareholders release the Target from any and all claims and causes of action they may have against the Target as of the Closing Date other than that evidenced by the Promissory Note attached as Exhibit C-2 to this Agreement;

                      (xvii) the Shareholders must have delivered to the Parent all minutes related to the Target for the past three (3) years; and

                      (xviii) the Shareholders must have delivered to the Parent, Officer, Directors and Significant Employee Questionnaires in the form as prepared by the Parent and completed by Kenneth L. Uptain, James S. Tonkin, Keith Huetson and Ron Kendrick.

                      (xix) the Shareholders must have delivered to the Parent the Venturenow, Inc. Release in the form attached as Exhibit M to this Agreement.

               The Parent may waive any condition specified in this Section 9(a) if it executes a writing so stating at or prior to the Closing.

               (b) Conditions to Obligations of the Shareholders. The obligations of the Shareholders to consummate the transactions to be performed by them in connection with the Closing are subject to satisfaction or waiver of the following conditions:

                      (i)  the  representations  and  warranties  set  forth  in
        Section 6(b) must be true, correct and complete in all Material respects at and as of the Closing Date as evidenced by the delivery by the Parent to the Shareholders at Closing of a Parent's Closing Certificate to the effect that the representations and warranties of the Parent as set forth in Section 6(b) are true, correct and complete in all Material respects as of the Closing Date to be attached to this Agreement as
        Exhibit I;

                      (ii) the Parent and Sub must have performed and complied with all of their covenants under this Agreement in all Material respects through the Closing;

                      (iii) no action, suit or proceeding must be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction wherein an unfavorable judgment, order, decree, stipulation, injunction, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation or (C) affect adversely the right of the Shareholders to own the Parent Shares (and no such judgment, order, decree, stipulation, injunction, or charge must be in effect);

                      (iv) the Parent must have delivered to the Shareholders the Parent's Closing Certificate (without qualification as to knowledge or Materiality or otherwise) to the effect that each of the conditions specified in Section 9(b)(i)-(iii) is satisfied in all respects to be attached to this Agreement as Exhibit I;

                      (v) the Shareholders must have received from counsel to the Parent an opinion in substantially the form attached to this Agreement as Exhibit J;

                      (vi) no Material adverse change shall have occurred in the Parent's or its Subsidiaries' businesses or their future prospects;

                      (vii) all actions to be taken by the Parent and Sub in connection with the consummation of the transactions contemplated by this Agreement must be reasonably satisfactory in form and substance to the Shareholders;

                      (viii) the Parent and Sub must have delivered the Parent Shares to the Shareholders, and otherwise must have satisfied fully all of their other obligations required by this Agreement to be satisfied before or at Closing;

                      (ix) the Parent and its Subsidiaries must not be in a bankruptcy, reorganization or insolvency proceeding, nor must any such proceeding be contemplated; and

                      (x) the Sub must have executed and delivered to Kenneth L. Uptain the Consulting Agreement attached to this Agreement as Exhibit E.

               The  Shareholders  may  waive  any  condition  specified  in this
Section 9(b) if they execute a writing so stating at or prior to the Closing.

               10.    Closing Deliveries.
                      ------------------

               (a) Deliveries by the Shareholders at Closing. Provided the conditions precedent described in Section 9(b) have been satisfied, the Shareholders shall deliver the following to the Parent at Closing:

                      (i) the Shares which shall be cancelled and exchanged for the Merger Consideration;

                      (ii) the executed resignations of Kenneth L. Uptain and James S. Tonkin and all other officers and directors of the Target;

                      (iv) the executed Consulting Agreement of Kenneth L. Uptain as attached to this Agreement as Exhibit E;

                      (v)    the Release of Venturenow, Inc.; and

                      (vi) any and all other instruments required by this Agreement to be delivered by the Shareholders to the Parent and Sub at Closing.

               (b) Deliveries by the Parent and Sub at Closing. Provided the conditions precedent described in Section 9(a) have been satisfied, the Parent and/or Sub shall deliver the following at Closing:

                      (i) a certificate for the Parent Shares in the name of Moneta Holdings, LLC;

                      (ii) the promissory note attached to this Agreement as Exhibit C-2;

                      (iii) the executed Consulting Agreement of Kenneth L. Uptain as attached to this Agreement as Exhibit E; and

                      (iv) any and all other instruments required by this Agreement to be delivered by the Parent and/or Sub to the Shareholders at Closing.

               11. Audit. As soon as is reasonably practicable following the Effective Date, the Parent may, but shall not be required to, cause an audit of the Target to be conducted at the Parent's expense. The Shareholders agree to cooperate, and to cause the Target to cooperate, as reasonably requested by the Parent, with the audit. A copy of the final audit report shall be provided to the Shareholders. In addition, the Shareholders agree to cooperate and to cause the Target to cooperate, as reasonably required in the preparation in a form satisfactory to the Parent and the Parent's accountants, of any other financial and other information needed by the Parent to comply with reporting and filing requirements imposed on the Parent by federal, state and securities exchange regulations. All expenses paid and incurred in the preparation of the Audit will be borne solely by the Parent.

               12.    Indemnification.
                      ---------------

               (a) Survival. All of the representations, warranties and covenants of the Parties contained in this Agreement shall survive the Closing and will continue in full force and effect for a period of two (2) years thereafter, except (a) those with regard to taxes, intellectual property and environmental matters and those with regard to Employee Benefit Plans, and Employee Pension Benefit Plans, and the Target's Stock Option Plans being assumed by the Parent and Sub, all of which shall survive for the applicable statute of limitation periods, and (b) the covenants set forth in Section 8(h), which shall survive for the statute of limitations relating to the Tax Returns upon which the Merger is reported or reportable.

               (b) Indemnification by the Shareholders. The Shareholders, jointly and severally, agree to defend, indemnify and hold the Parent and Sub harmless from and against any and all loss, damage, liability, cost, and expense, including without limitation reasonable attorney fees, suffered or incurred by the Parent or Sub, as and when incurred, by reason of, relating to, or arising out of (i) any misrepresentation, breach of representation or warranty, or breach or non-fulfillment of any agreement or covenant of the Shareholders or Target contained in this Agreement or in any document executed and delivered in connection with this Agreement; and (ii) the Shareholders' operation of the Business prior to the Closing Date. In addition, the Shareholders, jointly and severally, agree to defend, indemnify and hold the Parent and Sub harmless from and against any and all loss, damage, liability, cost, and expense, including without limitation reasonable attorney fees, suffered or incurred by the Parent or Sub, as and when incurred, by reason of, relating to, or arising out of (y) any and all Taxes of Shareholders with respect to any period, and (z) any and all Taxes of Target with respect to any period (or a portion thereof) up to and including the Closing Date, except Washington State Business and Occupation Taxes incurred in the Ordinary Course of Business which have not yet become due. The Shareholders shall have the right, but not the obligation, to assume the defense of the Parent and Sub with respect to any action covered by this Section 12(b). If the Shareholders elect not to assume the defense of the Parent and Sub as provided in Section 12(d), then the Parent and Sub shall have the right, upon a final and binding conclusion of the action, to make a claim against the Shareholders, jointly and severally, for reimbursement of reasonable expenses and attorney's fees incurred by the Parent and Sub in the defense of the action. Notwithstanding any other provision in this Section 12(b) or elsewhere in this Agreement, in no event shall the liability of the Shareholders to the Parent and the Sub in the aggregate exceed $8,000,000 and the Shareholders shall be released from any further liability under this Agreement upon tender of $8,000,000 to the Parent or the Sub.

               (c) Indemnification by the Parent. The Parent agrees to defend, indemnify, and hold the Shareholders, jointly and severally, harmless from and against any and all loss, damage, liability, cost, and expense, including without limitation reasonable attorneys' fees, suffered or incurred by the Shareholders, as and when incurred, by reason of or arising out of (i) any misrepresentation, breach of representation or warranty, or breach or non-fulfillment of any agreement or covenant of the Parent and Sub contained in this Agreement or in any document executed and delivered in connection with this Agreement, and (ii) the Sub's operation of the Business after the Closing Date. The Parent and Sub shall have the right, but not the obligation, to assume the defense of the Shareholders with respect to any action covered by this Section 12(c). If the Parent and Sub elect not to assume the defense of the Shareholders, then the Shareholders shall have the right, upon a final and binding conclusion of the action, to make a claim against the Parent for reimbursement of reasonable expenses and attorney's fees incurred by the Shareholders in the defense of the action. Notwithstanding any other provision in this Section 12(c) or elsewhere in this Agreement, in no event shall the liability of the Sub and the Parent to the Shareholders exceed $8,000,000 in the aggregate.

               (d) Notice and Opportunity to Defend. The Indemnified Party shall notify the Indemnifying Party in writing (the "Indemnity Demand Notice") within thirty (30) days after a claim is presented to the Indemnified Party, and the Indemnifying Party may assume the defense of such claim at its sole expense. The notice shall contain (i) a copy of the claim (the "Known Claim"), and (ii) if not stated in the Known Claim, a good faith estimate of the amount in
controversy   under  the  Known  Claim  (the  "Known  Claim  Amount").   If  the
Indemnifying Party does not assume the defense of the Indemnified Party or settle the Known Claim within thirty (30) days of the date of the receipt of the Indemnity Demand Notice, the Indemnified Party shall pay the expenses of such defense, and the Indemnified Party may settle or compromise the Known Claim upon prior written notice to the Indemnifying Party without the Indemnifying Party's consent and the Indemnified Party shall be entitled to reimbursement as provided in this Section 12.

               13.    Termination.
                      -----------

               (a) Termination of Agreement. The Parties may terminate this Agreement as provided below:

                      (i) The Parent, Sub, Target and Shareholders may terminate this Agreement by mutual written consent at any time prior to the Closing.

                      (ii) The Parent may terminate this Agreement by giving written notice to the Shareholders at any time prior to the Closing in the event the Shareholders or Target are in breach of any Material representation, warranty, or covenant contained in this Agreement in any Material respect and the breach has not been cured within fifteen (15) days of written notice. The Shareholders may terminate this Agreement by giving written notice to the Parent at any time prior to the Closing in the event the Parent or Sub is in breach of any Material representation, warranty, or covenant contained in this Agreement in any Material respect and the breach has not been cured within fifteen (15) days of written notice.

                      (iii) The Parent may terminate this Agreement by giving written notice to the Shareholders if the Closing shall not have occurred on or before January 31, 2000 by reason of the failure of any condition precedent under Section 9(a) (unless the failure results primarily from the Parent's or Sub's breach of any representation, warranty or covenant contained in this Agreement).

                      (iv) The Shareholders may terminate this Agreement by giving written notice to the Parent if the Closing shall not have occurred on or before January 31, 2000 by reason of the failure of any condition precedent under Section 9(b) (unless the failure results primarily from a Shareholder's or Target's breach of any representation, warranty or covenant contained in this Agreement).

               Nothing contained in this Section 13(a) shall alter, affect, modify or restrict the Parties' rights to rely on and/or seek indemnification for a breach of any of the representations, warranties or covenants of any of the Parties contained in this Agreement.

               (b) Effect of Termination. If either the Parent or the Shareholders terminate this Agreement pursuant to Section 13(a), all obligations of the Parties under this Agreement shall terminate without any Liability of any Party to any other Party, except that each Party shall remain liable for a breach of any of its representations, warranties or covenants contained in this Agreement.

               14.    Miscellaneous.
                      -------------

               (a) Disclosure Schedules. Any Disclosure Schedule may be updated one or more times prior to the Closing Date. Any updated Disclosure Schedule, with supporting documents, must be delivered at least three (3) Business Days prior to the Closing Date unless the updated Disclosure Schedule is required by this Agreement to be current as of the Closing Date. An updated Disclosure Schedule shall only be deemed to modify a representation and/or warranty made as of the Effective Date in the event, and only in the event, that the representing and/or warranting Party acted in good faith and used its best efforts when preparing the original Disclosure Schedule delivered to the Parties on the Effective Date. In the event any updated Disclosure Schedule indicates a Material Adverse Change from information previously provided to the receiving Party, the receiving Party shall be entitled to terminate this Agreement (without any liability whatsoever to the other Parties) by written notice delivered to the other Parties following receipt of the updated Disclosure Schedule.

               (b) Press Releases and Announcements. Except as may be required by applicable securities laws or stock exchange requirements, if any, no Party may issue any press release or announcement relating to the subject matter of this Agreement prior to the Closing without the prior written consent of the other Parties, which written approval will not be unreasonably withheld; provided, however, that any Party may make any public disclosure it believes in good faith is required by law or regulation (in which case the disclosing Party will advise the other Parties prior to making the disclosure). Notwithstanding anything to the contrary in this Section 14(b), the Parties specifically agree and consent that the Parent may (i) issue a Press Release and (ii) make other disclosures concerning this Agreement as in the opinion of its counsel are required to comply with federal and state securities laws.

               (c) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

               (d) Entire Agreement. This Agreement (including the Exhibits, Disclosure Schedules and other documents referred to in this Agreement, all of which are incorporated into this Agreement by reference) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, that may have related in any way to the subject matter of this Agreement.

               (e) Succession and Assignment. This Agreement shall be binding upon, and shall inure to the benefit of, the Parties and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations under this Agreement without the prior written approval of the other Parties; provided, however, that the Parent or Sub may assign any or all of their rights and interests under this Agreement to a wholly-owned Subsidiary (in which case the Parent or Sub, as the case may be, nonetheless shall remain liable and responsible for the performance of all of its obligations under this Agreement).

               (f) Counterparts/Facsimile. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more Parties, and an executed copy of this Agreement may be delivered by one or more Parties by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of the Party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any Party, all Parties agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction of this Agreement.

               (g) Headings. The Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

               (h) Notices. All notices, requests, demands, claims, and other communications under this Agreement must be in writing. Any notice, request, demand, claim, or other communication under this Agreement shall be deemed duly given if (and then two Business Days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to the Parent or Sub:
                      NextPath Technologies, Inc.
                      James R. Ladd, President
                      114 South Churton Street, Suite 101
                      Hillsborough, NC  27278

If to Shareholders or Target:
                      Kenneth L. Uptain
                      Essentia Water, Inc.
                      24100 State Route 9, SE, Bldg. A
                      Woodinville, WA  98072

Any Party may give any notice, request, demand, claim, or other communication under this Agreement using any other means (including personal delivery, expedited courier, messenger service, facsimile, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Any Party may change the address to which notices, requests, demands, claims, and other communications under this Agreement are to be delivered by giving the other Parties written notice in the manner set forth in this Section 14(h).

               (i) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless it is in writing and signed by the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant under this Agreement, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant under this Agreement or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

               (j) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

               (k) Expenses. Each of the Parties will bear his or its own costs and expenses (including legal fees and expenses and investment banking fees, if any) incurred in connection with the negotiation of this Agreement and the transactions contemplated by this Agreement. The Shareholders acknowledge and agree that the Target has not borne, nor will it bear, any of the Shareholders' costs and expenses (including any of their legal fees and expenses and investment banking fees, if any) in connection with this Agreement or any of the transactions contemplated by this Agreement.

               (l) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. This Agreement shall be interpreted and enforced under the laws of the State of Washington. The prevailing party in any dispute to enforce this Agreement shall be entitled to recover from the losing party its costs and a reasonable attorneys' fee to be determined by the court.

               (m) Incorporation of Exhibits and Schedules. The Exhibits and Disclosure Schedules identified in this Agreement are incorporated into this Agreement by reference and made a part of this Agreement.

               (n) Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to specifically enforce this Agreement and the terms and provisions of this Agreement in any action instituted in any court of the United States or any state having jurisdiction over the Parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

               IN WITNESS WHEREOF, the Parties have executed this Agreement and Plan of Merger as of the Effective Date.



               PARENT:                NextPath Technologies, Inc., a Nevada
                                      corporation


                                      By:
                                         ---------------------------------------
                                         Frederic F. Wolfer, Jr., Vice President

               SUB:                   Essentia Water, Inc., a Delaware
                                      corporation


                                      By:
                                         ---------------------------------------
                                         Frederic F. Wolfer, Jr., Vice President


               TARGET:                Essentia Water, Inc., a Washington
                                      corporation


                                      By:
                                         ---------------------------------------
                                         Kenneth L. Uptain, CEO


               SHAREHOLDERS:          Moneta Holdings, LLC



                                      By:
                                         ---------------------------------------
                                         Kenneth L. Uptain, Manager,
                                         Sole Owner



                                         ---------------------------------------
                                         Kenneth L. Uptain

                                    EXHIBIT A

                               AGREEMENT OF MERGER

                               AGREEMENT OF MERGER

        This Agreement of Merger (the "Merger Agreement") is entered into as of January 21, 2000 by and among NextPath Technologies, Inc., a Nevada corporation (the "Parent"), Essentia Water, Inc., a Delaware corporation (the "Sub"), and Essentia Water, Inc., a Washington corporation (the "Target"). The Parent, Sub and Target are referred to in this Agreement individually as a "Party" and collectively as the "Parties." The Target and Sub are referred to in this Agreement collectively as the "Constituent Corporations").

        WHEREAS, prior to the execution of this Merger Agreement, the Parent, Sub, Target and all shareholders of the Target entered into an Agreement and Plan of Merger dated as of January 21, 2000 (the "Agreement"), providing for certain representations, warranties, covenants and agreements in connection with the transaction contemplated;

        WHEREAS, the shareholders and the Boards of Directors of the Parent, Sub and Target have approved the acquisition of the Target by Parent, and the merger of the Target into the Sub (the "Merger"), in accordance with the applicable provisions of the statutes of the States of Delaware and Washington and subject to the conditions set forth herein and in the Agreement; and

        WHEREAS, for Federal income tax purposes, it is intended that the transaction contemplated by the Agreement and this Merger Agreement shall be a forward triangular merger which qualifies as a reorganization pursuant to Sections 368 of the Code.

        NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereby covenant and agree as follows:

                                    ARTICLE I

        1.1 The Merger. At the Effective Time (as defined in Section 1.2 below), the Target shall be merged with and into the Sub in accordance with the applicable provisions of Delaware and Washington law, and the separate existence of the Target shall thereupon cease, and the Sub, as the Surviving Corporation in the Merger (the "Surviving Corporation"), shall continue its corporate existence under the laws of the State of Delaware under its present name. Upon the consummation of the Merger, the Surviving Corporation shall thereupon and thereafter possess all the rights, privileges, powers, and franchises as well of public as of a private nature, and being subject to all the restrictions, disabilities and duties of each of the Constituent Corporations, and all property, real, personal and mixed and all goodwill associated therewith, and all debts due to either Constituent Corporation on whatever account, as well as all other things in action, or belonging to or due to each of the Constituent Corporations, shall be vested in the Surviving Corporation without further act or deed. The Surviving Corporation shall thenceforth be responsible and liable for all debts, liabilities, duties and obligations of each of the Constituent Corporations, in accordance with applicable Delaware law.

        1.2 Effective Time of the Merger. On the Closing Date, as defined in the Agreement, this Merger Agreement, together with required officers' certificates, shall be duly executed and filed with the Delaware and Washington Secretaries of State in accordance with Delaware and Washington law. Subject to the laws of the State of Delaware and Washington, the Merger shall become effective on the date the Merger Agreement is filed with the Delaware Secretary of State and the Washington Secretary of State or such later time or date as may be specified in the Certificate of Merger (the "Effective Time").

        1.3 Effect of Merger. At and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises as well of public as of a private nature, and be subject to all the restrictions, disabilities and duties, of each of the Constituent Corporations so merged; and all and singular, the rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to any of the Constituent Corporations on whatever account, as well for stock subscriptions as all other things in action or belonging to each of the Constituent Corporations, shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereinafter as effectively the property of the Surviving Corporation as they were of the respective Constituent Corporations; and the title to any real estate vested by deed or otherwise in either of such Constituent Corporations, shall not revert or be in any way impaired by reason of Washington or Delaware law; but all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired; and all debts, liabilities and duties of the respective Constituent Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it. Any action or proceeding, whether civil, criminal or administrative, pending by or against either of the Constituent Corporations may be prosecuted as if the Merger had not taken place, or the Surviving Corporation may be substituted in such action or proceeding.

        1.4 Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable to (a) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its rights, title or interest in, to or under any of the rights, properties or assets of the Target acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Agreement, or (b) otherwise carry out the purposes of this Merger Agreement, the Target and its proper officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purpose of this Merger Agreement; and the proper officers and directors of the Surviving Corporation are fully authorized in the name of the Target or otherwise to take any and all such action.

                                   ARTICLE II

        2.1 Name. The Surviving Corporation shall be the Sub, Essentia Water, Inc., a Delaware corporation.

        2.2 Certificate of  Incorporation.  The Certificate of  Incorporation of
the  Sub  in  effect  at  the  Effective  Time  shall  be  the   Certificate  of
Incorporation of the Surviving Corporation.

        2.3 Bylaws. The Bylaws of the Sub in effect at the Effective Time shall be the Bylaws of the Surviving Corporation.

        2.4 Directors and Officers. The directors and officers of the Sub as existing immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation.

                                   ARTICLE III

        3.1 Conversion of Target Shares. Pursuant to this Merger Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of the shareholders of the Target, all issued and outstanding shares of the Target's common stock (the "Shares") shall be converted into, and become exchangeable for, the Parent's common stock worth $7,654,294 (the "Parent Shares") based on the average of bid and ask closing prices of the Parent's common stock on the OTCBB as "NPTK" over the thirty (30) trading days beginning thirty-three trading days prior to the Closing Date and ending four trading days prior to the Closing Date, less a discount of thirty percent reflecting the restricted nature of the Parent Shares.

        3.2 Delivery of Parent Shares. At Closing, the Parent shall deliver the Parent Shares to which the Shareholders are entitled as set forth on Disclosure
Schedule 3(b) to the Agreement, which Parent Shares shall be in the form of certificates evidencing ownership in the name of Moneta Holdings, LLC. The Parent Shares will be "Restricted Securities," as defined by Rule 144 under the Securities Act of 1933, will be restricted as to transferability, and will bear substantially the following legend:


               The Securities represented by this Certificate have not been registered under the United States Securities Act of 1933 (the "Act") and are "restricted securities" as that term is defined in Rule 144 under the Act. The Securities may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act, or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company.

        3.3 Delivery of Shares. At Closing, shareholders of the Target shall deliver to the Parent all certificates of the Shares which shall be cancelled and exchanged for the Parent Shares and other consideration under the Agreement. From and after the Effective Time, the stock transfer books of the Target shall be closed and no transfer of Target shares or options to purchase Target shares shall thereafter be made.

        3.4 Taking of Necessary Action; Further Action. The Parent, Sub and Target shall take all such action as may be necessary or appropriate in order to effectuate the Merger as promptly as possible, subject to all of the terms and conditions of this Merger Agreements. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of either of the Constituent Corporations, the officers and directors of the Constituent Corporations are fully authorized in the name of the corporation or otherwise to take, and shall take, all such action.

        3.5 Assumption of Target Stock Option Plan. Except for obligations and liabilities due to breach of the Shareholders' representations and warranties relating to the Plan and the Stock Option Letter Agreements as set forth in the Agreement, from and after the Effective Time the Parent and Sub shall assume the obligations of the Target under the Essentia Water, Inc. 1999 Stock Option Plan (the "Plan") and the Essentia Water, Inc. 1999 Stock Option Plan Incentive and Nonqualified Stock Option Letter Agreements (the "Letter Agreements"), and the options to acquire the Target's shares shall be converted to options to acquire the Parent's Shares, in accordance with the terms of the Plan and Letter Agreements. Disclosure Schedule 3(g) to the Agreement, to be prepared by the Target and fixed as of the Effective Time, sets forth all outstanding option holders of the Target, by full name and complete address, and the number of shares of the Parent's common stock to which each will be entitled when vested.

                                   ARTICLE IV

        4.1 Counterparts. This Merger Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one agreement.

        4.2 Governing Law. This Merger Agreement shall be governed in all respects, including, but not limited to, validity, interpretation, effect and performance, by the laws of the State of Delaware.

        4.3 Amendments and Waivers. No amendment of any provision of this Merger Agreement shall be valid unless it is in writing and signed by the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant under this Merger Agreement, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach under this Merger Agreement or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

        4.4 Severability. Any term or provision of this Merger Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Merger Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Merger Agreement is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Merger Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

        4.5 Binding Agreement. This Merger Agreement shall be binding upon, and shall inure to the benefit of, the Parties and their respective successors and permitted assigns. No Party may assign either this Merger Agreement or any of its rights, interests, or obligations under this Merger Agreement without the prior written approval of the other Parties.

        4.6  Termination.   This  Merger  Agreement  shall  terminate  upon  the
termination of the Agreement and there shall be no liability on the part of any of the Parties hereto (or any of their respective directors or officers).

        IN WITNESS WHEREOF, the Parties have caused this Merger Agreement to be executed on their behalf by their officers hereunto duly authorized, all as of the date first above written.


        PARENT:                     NextPath Technologies, Inc., a Nevada
                                    corporation


                                    By:
                                       -----------------------------------------
                                       Frederic F. Wolfer, Jr., Vice President


        SUB:                        Essentia Water, Inc., a Delaware corporation


                                    By:
                                       -----------------------------------------
                                       Frederic F. Wolfer, Jr., Vice President


        TARGET:                     Essentia Water, Inc., a Washington
                                    corporation


                                    By:
                                       -----------------------------------------
                                       Kenneth L. Uptain, CEO

                                    EXHIBIT A

                            DELIVERY OF PARENT SHARES



Name of Holder                                                    Parent Shares
--------------                                                    -------------

Moneta Holdings, LLC                                                  565,127

Groupnow, Inc.                                                         20,633

                                    EXHIBIT B

                        CERTIFICATE OF MERGER - DELAWARE

                              CERTIFICATE OF MERGER

                              ESSENTIA WATER, INC.
                            a Washington Corporation

                                      INTO

                              ESSENTIA WATER, INC.,
                             a Delaware corporation

      The undersigned corporation, Essentia Water, Inc., a Delaware corporation,

      DOES HEREBY CERTIFY:

      FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

        Name                                              State of Incorporation
        ----                                              ----------------------

      Essentia Water, Inc.                                   Delaware
      Essentia Water, Inc.                                   Washington

      SECOND: That an Agreement of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 252 of the General Corporation Law of Delaware.

      THIRD: That the name of the surviving corporation of the merger is Essentia Water, Inc., a Delaware corporation.

      FOURTH: That the Certificate of Incorporation of Essentia Water, Inc., a Delaware corporation, which is surviving the merger, shall be the Certificate of Incorporation of the surviving corporation.

      FIFTH: That the executed Agreement of Merger is on file at an office of the surviving corporation, the address of which 24100 State Route 9 SE, Building A, Woodinville, WA 98072.

      SIXTH: That a copy of the Agreement of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

      SEVENTH: The authorized capital stock of each foreign corporation which is a party to the merger is as follows:
                                                      Par  value  per  share  or
                                                      statement  that shares are
Corporation               Class     Number of Shares      without  par value
-----------               -----     ----------------  --------------------------

Essentia Water, Inc.,     Common        10,000,000           No Par Value
a Washington corporation

      EIGHTH: That this Certificate of Merger shall be effective on upon its filing.

      IN WITNESS WHEREOF, each of the undersigned corporations has caused these Articles of Merger to be executed in its name by its president or vice president and its secretary as of January 21, 2000.

Attest:                                       Essentia Water, Inc., a Washington
                                              corporation

By:                                           By:
   --------------------------                    -------------------------------
    Secretary                                    Kenneth L. Uptain, CEO



Attest:                                       Essentia Water, Inc., a Delaware
                                              corporation

By:                                           By:
   --------------------------                    -------------------------------
   Secretary                                     Frederic F. Wolfer, Jr., Vice
                                                 President

                                   EXHIBIT B-1

                         ARTICLES OF MERGER - WASHINGTON

                               ARTICLES OF MERGER

                                       OF

                 ESSENTIA WATER, INC., A WASHINGTON CORPORATION

                                      INTO

                  ESSENTIA WATER, INC., A DELAWARE CORPORATION

        Pursuant to the provisions of RCW 23B.11.050, the following Articles of Merger are executed for the purpose of merging ESSENTIA WATER, INC., a WASHINGTON CORPORATION (the "Disappearing Corporation"), into ESSENTIA WATER, INC., a DELAWARE CORPORATION (the "Surviving Corporation").

        1. The plan of merger set forth in the Agreement of Merger (the "Plan") was approved by the sole shareholder of the Disappearing Corporation and the Board of Directors of the Disappearing Corporation and the Surviving Corporation and is attached hereto as Exhibit A and incorporated herein by reference.

        2. The Merger (as defined in the Plan) was duly approved by the Board of Directors of the Disappearing Corporation and the Surviving Corporation pursuant to RCW 23B.11.030 and by the sole shareholder of the Disappearing Corporation pursuant to RCW 23B.11.030. With respect to the Surviving Corporation, shareholder approval is not required under subsection 7 of RCW 23B.11.030.

        3. The Merger of the Disappearing Corporation with and into the Surviving Corporation in accordance with the Plan shall be effective upon the filing of these Articles of Merger in the Office of the Secretary of State of the State of Washington, as provided and at the time set forth in the Plan.

        Dated:  January 21, 2000.


                                  ESSENTIA WATER, INC., a WASHINGTON CORPORATION


                                  By:
                                     -------------------------------------------
                                     Kenneth L. Uptain, Chief Executive Officer

                                    EXHIBIT C

                      SHAREHOLDER NOTES AND PROMISSORY NOTE

                                   EXHIBIT C-1

                                SHAREHOLDER NOTES

                                   EXHIBIT C-2

                                 PROMISSORY NOTE

                                 PROMISSORY NOTE

Number 1                                                 Woodinville, Washington
USD $400,000                                                    January 21, 2000


FOR VALUE RECEIVED, the undersigned Essentia Water, Inc., a Delaware corporation ("Borrower"), hereby promises to pay to the order of Moneta Holdings, LLC, a Washington limited liability company ("Lender"), at 23711 Meridian Avenue South, Bothell, Washington 98021, or at such other place as the holder hereof may from time to time designate in writing, the principal sum of Four Hundred Thousand United States Dollars ($400,000), together with interest on the unpaid balance at the rate specified in Paragraph 1 below.

1. Interest Accrual. Interest shall accrue at the per annum rate at 10.5% on the outstanding principal balance of the Note.

2. Application of Payments. Any payment that is received from Borrower, including repayments, shall first be applied to the payment of accrued interest and, to the extent payment exceeds accrued interest, to the reduction of principal.

3. Prepayment. Borrower shall have the right to prepay amounts due hereunder with no penalty.

4. Maturity Date. The principal and accrued interest of this loan shall be due and payable on or before July 21, 2000.

5. Payment in Immediately Available Funds. All amounts payable under this Note shall be paid in immediately available funds in United States Dollars.

6. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Washington.

7. Collection Costs. In the event that this Note is not paid when due, Borrower promises to pay all collection costs and expenses, including attorneys fees, incurred by Lender in collecting this Note and enforcing its rights and remedies hereunder.

EXECUTED as of the date set forth above.

Essentia Water, Inc.


By:
   ----------------------------------------
    Frederic F. Wolfer, Jr., Vice President

                                    EXHIBIT D

                           TARGET FINANCIAL STATEMENTS

                                    EXHIBIT E

                    CONSULTING AGREEMENT - KENNETH L. UPTAIN

                              CONSULTING AGREEMENT


        This Consulting Agreement (this "Agreement") is entered into and effective as January 21, 2000 (the "Effective Date"), by and between Essentia Water, Inc., a Delaware corporation (the "Company"), and Kenneth L. Uptain, an individual (the "Consultant"). The Company and the Consultant are collectively referred to as the "Parties."

                                    RECITALS

        WHEREAS, the Company is the surviving corporation of the merger of Essentia Water, Inc., a Delaware corporation, and Essentia Water, Inc., a Washington corporation (the "Target"), pursuant to the terms of an Agreement and Plan of Merger dated January 21, 2000.

        WHEREAS,   the  Company  is  engaged  in  the  business  of  developing, manufacturing, packaging and marketing bottled water products (the "Business"); and

        WHEREAS, the Company desires to retain the Consultant to provide consulting services to the Company regarding the management of its operations and the Business.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

        Section 1.    Services to be Performed by the Consultant.

               Section 1.1 Past Services. The Parties acknowledge that as the Chief Executive Officer of the Target the Consultant provided valuable services to and for the benefit of the Target prior to the Effective Date, which services have been completed in all respects and for which services the Consultant has been fully compensated as of the Effective Date.

               Section 1.2 Future Services. During the term of this Agreement, the Consultant agrees to provide the Company with advice and consulting services relating to developing, manufacturing, packaging and marketing bottled water products (the "Services") on a full time basis. Until further notice, the Consultant shall serve as the Chief Executive
        Officer and a member of the Board of Directors of the Company. The Consultant agrees that during the term of this Agreement he will not provide material advice or consulting services regarding the Business to any person or entity not affiliated with the Company without the prior written consent of the Company. The Services to be performed at the Company's request will include, and may not be limited to:

                      a. advising the Company's management on issues related to the developing, manufacturing, packaging and marketing bottled water products;

                      b. reviewing and evaluating pricing scenarios with respect to the Company's products;

                      c.     assisting in negotiating contracts;

                      d. suggesting improvements or changes to the Company's design, engineering and marketing practices and policies; and

                      e. suggesting improvements or changes to the Company's products and systems.

               None of the specifically enumerated tasks or services to be performed by the Consultant, as they appear in this Agreement, are to be construed as omitting any other services not specifically mentioned which are necessary or helpful to the Company's operations or any other aspects of the Business.

               Section 1.3 Place of Performance. The Services to be performed pursuant to this Agreement shall be rendered at or from Woodinville, Washington (or such other place as may be mutually acceptable to the Parties).

               Section 1.4 Confidentiality. The Consultant acknowledges that in performing the Services he may have access to confidential information regarding the operations of the Company and its affiliates and the Business ("Confidential Information"). Without the prior written consent of the Company, the Consultant (a) shall use the Confidential Information only for performing the Services, (b) except as otherwise required by law, shall not release, reveal or disclose to any third party any Confidential Information, and (c) shall not duplicate any Confidential Information. Upon execution of this Agreement, the Employee shall sign and deliver the Confidentiality Agreement attached to this Agreement to the Company.

               Section 1.5 Rights in Work Product. All materials, inventions, discoveries, improvements and designs developed by the Consultant in the performance of the Services during the term of this Agreement and all goodwill associated therewith, and all related documents, data, models, plans, specifications and similar materials, shall become the sole and exclusive property of the Company when prepared or created, and shall be immediately disclosed to the Company by the Consultant. The Consultant hereby assigns all rights, title and interest in all such items and all related intellectual property and all goodwill associated therewith to the Company. In addition, the Consultant agrees that any copyrightable materials created under this Agreement constitute "work made for hire" under 17 U.S.C. ss. 101. If for any reason such material do not constitute works made for hire, the Consultant hereby irrevocably and exclusively grants, assigns and conveys all right, title and interest thereto, including any copyrights relating thereto, to the Company. The Consultant agrees to execute such further documents as the Company deems necessary to confirm the Company's ownership of the items and intellectual property described in this Section 1.5.

               Section 1.6 Competitive Activities. Without the prior written permission of the Company, which permission may be withheld in the sole discretion of the Company, the Consultant agrees that during the term of this Agreement and for a period of two (2) years thereafter, he will not, alone or with others, directly or indirectly, as principal, agent, trustee or through the agency of any corporation, partnership, association or agent or agency, (i) participate or engage in the Business, (ii) service or solicit any of the Company's business from any customer of the Company, (iii) request or advise any customer of the Company to withdraw, curtail or cancel such customer's business with the Company, or (iv) solicit for employment any person employed by the Company; provided however, that (i) no owner of less than five percent (5%) of the outstanding stock of any publicly traded corporation shall, for purposes of this Section 1.6, be deemed to engage solely by reason of his stock position in any of its businesses, and (ii) the future acquisition by the Consultant or his affiliates of any company engaged in the Business shall not be deemed to violate this Section 1.6 if less than ten percent (10%) of the total revenues of the acquired company are derived from the Business. In the event this provision is breached, the Company may terminate this Agreement and pursue all rights and remedies available to the Company at law, in equity or by statute.

        Section 2.    Consideration.

               Section 2.1 Compensation. In exchange for and in consideration of
        (a) the Services to be rendered by the Consultant as requested by the Company, and (b) the Consultant's promise not to render similar services to any person or entity not affiliated with the Company during the term of this Agreement, the Company agrees to pay the Consultant the annual sum of $84,000 in equal monthly installments of $7,000, payable in advance on the Effective Date and on the same date of each month thereafter.

               Section 2.2 Reimbursement of Out-of-Pocket Expenses. In addition to the compensation of the Consultant set forth in Section 2.1, the Company agrees to promptly reimburse the Consultant for any reasonable, Company related business expenses incurred by him during the term of this Agreement provided, however, any reimbursable business expense in excess of $250 must be pre-approved in writing by the Company.

               Section 2.3 Other Benefits. In addition to the compensation of the Consultant set forth in Section 2.1 and the reimbursement of out-of-pocket expenses set forth in Section 2.2, the Company agrees to provide the Consultant with an office, office furniture and equipment, telecommunications, reception and secretarial services, all of which shall be located within the offices of the Company in Woodinville, Washington (or such other place as may be mutually acceptable to the Parties) and during normal business hours of the Company.

        Section 3.    Relationship Between the Parties.

               Section 3.1 Independent Contractor. The Parties expressly understand and agree that the Consultant is acting as an independent contractor unrelated to the Company or any of its subsidiary or affiliated companies. Nothing in this Agreement is intended to create a relationship, express or implied, of employer-employee or principal-agent between the Company and the Consultant.

               Section 3.2 Taxes and Withholding. The Consultant shall be solely responsible, at his own expense, and represents that he has the necessary accounting resources and an employer identification number, for withholding or paying all local, state and federal income, employment, unemployment, and other taxes, making all filings and reports with respect to FICA and FUTA taxes, and making all filings and reports in connection with or relating to the Services to be rendered by the Consultant. The Consultant shall indemnify the Company against any breach of these obligations.

               Section 3.3 No Fringe Benefits from the Company. The Consultant acknowledges that as an independent contractor he will not be entitled to participate, in or request any benefits from, the Company, including but not limited to: any life, accident, health, dental, disability or other insurance plans offered to the Company's employees or any plans, arrangements or distributions by the Company pertaining to or in connection with any pension, bonus, profit sharing or other fringe benefit plan. Notwithstanding the foregoing, at the request of Consultant, and at his sole cost and expense, the Company agrees to continue providing the same benefits to Consultant as he had prior to the Effective Date, but only to the extent the Company is permitted to do so by applicable law.

               Section 3.4 No Authority to Bind or Pledge Credit. Consultant shall have all the powers of the Chief Executive Officer and a member of the Board of Directors for so long as he is appointed as such by the Company. If Consultant resigns or is removed as an officer and director of the Company, the Consultant thereafter shall not have, nor shall he represent himself as having, any authority to make contracts in the name of, or binding on, the Company or to pledge the Company's credit or to extend credit in the Company's name. Likewise, the Company shall not have, nor shall it represent itself as having, any authority to make contracts in the name of, or binding on, the Consultant or to pledge credit in the name of the Consultant.

        Section 4.    Term; Termination.

               Section 4.1 Term. Except as otherwise provided in this Section 4 or unless mutually terminated by the Parties, the Term of this Agreement shall be for a period of three (3) years beginning on the Effective Date.

               Section 4.2 Termination for Cause. The Company may, but shall not be obligated to, terminate this Agreement for "Cause" on ten (10) days written notice to the Consultant in which case termination shall be effective on the eleventh (11th) day following the date of the notice. As used in this Agreement, "Cause" shall mean the Consultant's conviction of (a) a felony, or (b) a misdemeanor involving embezzlement, fraud, conversion, or misuse of the Company's funds or resources or that affect the Company's business, operations or reputation or substantially impairs the Consultant's qualifications, character or ability to perform his duties under this Agreement. "Cause" shall also mean the breach of any provision of this Agreement.

               Section 4.3 Termination Without Cause. Either party may terminate this Agreement without Cause for any reason whatsoever upon sixty (60) days written notice to the other Party. The termination shall be effective on the sixty-first (61st) day following the date of the notice. If termination is by the Company without Cause, the Consultant shall be entitled to compensation through the date of termination pursuant to Section 2.1 regardless of whether the Consultant continues to render Services during this time period. In addition, in the event that the Consultant is terminated by the Company without Cause, the Consultant shall be entitled to receive the compensation set forth in
        Section 2.1 for the remainder of the original three year term of this Agreement. Provided, however, the compensation the Consultant would otherwise be entitled to shall be subject to pro rata reduction in the event the Consultant has reduced his hours as set forth in Section 4.5. If termination is by the Consultant without Cause, the Consultant shall be entitled to compensation through the date of termination pursuant to
        Section 2.1, but only if the Consultant continues to render Services during this time period and subject to pro rata reduction in the event the Consultant has reduced is hours as set forth in Section 4.5.

               Section 4.4 Death or Incapacity of the Consultant. This Agreement shall immediately terminate upon the death or incapacity of the Consultant. Incapacity shall mean the Consultant's physical or mental inability to perform the duties as Chief Executive Officer of the Company for a continuous period of six (6) months. Provided, however, in the event of the Consultant's death or incapacity, any accrued but unpaid compensation or other right or benefit extended to the Consultant under this Agreement shall inure to the benefit of the Consultant's assignees, designees, heirs or legatees as the case may be.

               Section 4.5. Termination or Reduction of Working Hours by the Consultant. The Consultant may, at his option at any time after one year from the Effective Date of this Agreement, reduce his hours, or, having reduced his hours previously, increase his hours, with a corresponding reduction or increase in compensation, but not more than once during every six month period.

               Section 4.6 Termination Not To Affect Accrued Rights. The termination of this Agreement shall not affect any right or claim of either party incurred or accruing prior to the date of termination, including without limitation, any right or claim of the Consultant for compensation for Services rendered or reimbursable expenses incurred prior to the date of termination.

        Section 5.    Notices.

               Section 5.1 Notice to the Company. Any notice to be given to the Company under this Agreement shall be sent via certified mail, return receipt requested, to:

                      President
                      Essentia Water, Inc.
                      24100 State Route 9 SE, Bldg. A
                      Woodinville, WA 98072

               Section 5.2 Notice to the Consultant. Any notice to be given to the Consultant under this Agreement shall be sent via certified mail, return receipt requested, to:

                      Kenneth L. Uptain
                      23711 Meridian Avenue South
                      Bothell, WA  98021

               Section 5.3 Notices Effective upon Mailing. Except as may otherwise be specifically provided in this Agreement, any notice sent to either party shall be effective on, and the time for any action to be taken in response to such notice shall be calculated from, the date such notice was deposited in the United States mail as certified mail, return receipt requested.

        Section 6.    General Provisions.

               Section 6.1  Assignability.  The Parties  agree that the benefits accruing to the Consultant under this Agreement (but not the obligations of the Consultant) may be freely assigned. The Parties further agree that the Company may neither assign any of the benefits derived from this Agreement nor delegate any of its responsibilities or obligations under this Agreement without the prior, written consent of the Consultant, which written consent will not be unreasonably withheld or delayed; provided, however, the Company may assign its rights under this Agreement to an affiliate without the Consultant's consent.

               Section 6.2 Binding Effect. This Agreement is binding upon, and shall inure to the benefit of, the Parties and their respective heirs, successors, personal representatives and permitted assigns.

               Section 6.3 Amendment. This Agreement may only be amended or modified by a writing signed by the Parties and no oral statement shall in any manner amend, modify or otherwise affect the terms and conditions of this Agreement.

               Section 6.4 Waiver. No failure or delay by a party in exercising any right or remedy under this Agreement will waive any provision of this Agreement. Nor will any single or partial exercise by a party of any right or remedy under this Agreement preclude it from otherwise or further exercising any rights or remedies which it may have, or any other rights or remedies granted by any law or any related document.

               Section 6.5 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute  or  law  shall  be  deemed  also  to  refer  to all  rules  and regulations promulgated thereunder, unless the context otherwise requires. This Agreement shall be interpreted and enforced under the laws of the State of Washington. The prevailing party in any dispute to enforce this Agreement shall be entitled to recover from the losing party its costs and a reasonable attorneys' fee to be determined by the court.

               Section 6.6 Severability. In the event that any provision of this Agreement shall be held invalid, illegal or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision of this Agreement.

               Section 6.7 Survival of Terms. The terms and provisions of Sections 1.4, 1.6, 3.4, 4.3 and 4.5 shall survive the termination or expiration of this Agreement.

               Section 6.8 Captions. The captions are for convenience only, and are not part of this Agreement and do not, in any way, limit or amplify the terms and provisions of this Agreement.

               Section 6.9 Counterparts/Facsimile. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. A facsimile or other reproduction of this Agreement may be executed by one or more of the Parties, and an executed copy of this Agreement may be delivered by one or more of the Parties by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of either Party, the Parties agree to execute an original of this Agreement as well as any facsimile or other reproduction of this Agreement.

               Section 6.10 Entire Agreement. This Agreement constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements or representations by or between the Parties, whether oral or written, that may have related in any way to the subject matter of this Agreement.

        IN WITNESS WHEREOF, the Parties have executed this Consulting Agreement as of the Effective Date.

                                          Essentia Water, Inc.,
                                          a Delaware corporation


                                           By:
----------------------------                  ----------------------------------
Kenneth L. Uptain                             Frederic F. Wolfer,  Jr., Director

                            CONFIDENTIALITY AGREEMENT

        This Confidentiality Agreement (the "Agreement") is made effective as of January 21, 2000 (the "Effective Date"), by and between Essentia Water, Inc., with a principal place of business at 24100 State Route 9 SE, Building A, Woodinville, WA 98072 (the "Company"), and Kenneth L. Uptain, whose address is 23711 Meridian Avenue South, Bothell, Washington 98021 (the "Consultant"), to assure the protection and preservation of the confidential and proprietary nature of information to be disclosed or made available by the Company to the Consultant in connection with the business affairs of the Company. The Company and the Consultant are collectively referred to as the "Parties."

        WHEREAS, the Company is the surviving corporation of the merger of Essentia Water, Inc., a Washington corporation, into Essentia Water, Inc., a Delaware corporation, pursuant to the terms of that certain Agreement and Plan of Merger dated January 21, 2000;

        WHEREAS, the Company intends to disclose to the Consultant certain data and other information of a proprietary and confidential nature (as defined in Section 1 and as referred to in this Agreement as "Confidential Information").

        NOW THEREFORE, in reliance upon and in consideration of the covenants and undertakings contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

        Section 1. Confidential Information. Subject to the exclusions contained in Section 2, the term "Confidential Information" shall mean any information, technical data or know-how related to any aspect of the Company's business (including without limitation, research findings, products, proposals, formulas, test results, product developments, discoveries, inventions, processes, designs, drawings, engineering studies, marketing reports, customer lists and financial information) which is disclosed by the Company to the Consultant, either directly or indirectly, in writing, orally, electronically, graphically, or by drawings, plans or inspection of products, tests or otherwise. If Confidential Information is disclosed in oral form, the Company agrees to summarize it in writing and transmit the writing to the Consultant within thirty (30) days of the oral disclosure.

        Section 2. Exclusions. The term "Confidential Information" shall not include any information, technical data or know-how which:

               a. is already (or otherwise becomes) publicly known, not as a result of any action or inaction of the Consultant;

               b. is in the Consultant's possession prior to disclosure by the Company as can be shown by the Consultant's files and records as they existed immediately prior to the disclosure;

               c. is approved for release by written authorization of the Company;

               d. is independently developed and disclosed by a third party to the Consultant; or

               e. disclosure is required by law or regulation. In the event that Confidential Information is required to be disclosed pursuant to this Subsection 2.e., the Consultant shall give the Company at least thirty
        (30) days written notice to allow the Company to assert whatever exclusions or exemptions may be available to it under such law or regulation.

        Section 3. Use of Confidential Information. The Consultant shall maintain in trust and confidence and shall not disclose to any third party or use for any unauthorized purpose any Confidential Information received from the Company. The Consultant may use any Confidential Information only to the extent required to effectuate the purposes set forth in this Agreement. Confidential

Information shall not be used for any purpose or in any manner that would constitute a violation of any laws or regulations, including, without limitation, the export control laws of the United States. No other rights or licenses to trademarks, inventions, copyrights or patents are granted or implied under this Agreement.

        Section 4. Reproduction of Confidential Information. Without the prior written consent of the Company, Confidential Information supplied to the Consultant shall not be reproduced in any form except as required to effectuate the purposes set forth in this Agreement.

        Section 5. Responsibility of the Consultant. The responsibility of the Consultant is limited to using his best efforts to protect the Confidential Information from unauthorized use or disclosure. The Consultant shall advise his agents who might have access to Confidential Information of its confidential nature and they shall be bound by the terms of this Agreement. No Confidential Information shall be disclosed to any agent of the Consultant who does not have a need to know such information to effectuate the purposes set forth in this Agreement.

        Section 6. Ownership of Confidential Information. All Confidential Information (including copies) shall remain the property of the Company, and shall be returned to the Company after the Consultant's need for it has expired, or upon the request of the Company, and in any event, upon termination of this Agreement. Notwithstanding the foregoing, the Consultant shall be permitted to keep a single copy of the Confidential Information he has received in order to monitor his obligations under this Agreement.

        Section 7. Term and Termination. This Agreement shall terminate on the later of (a) five (5) years from the Effective Date, or (b) two (2) years after the date the Consultant ceases to be an Consultant of the Company. This Agreement may be terminated at any earlier date by mutual written agreement of the Parties. However, the termination of this Agreement shall not relieve either party of the obligations imposed by this Agreement with respect to Confidential Information disclosed prior to the date of the termination of this Agreement and the provisions of Sections 3, 4, 5 and 6 of this Agreement shall survive the termination of this Agreement for a period of two (2) years from the date of its termination.

        Section 8. Construction. This Agreement shall be construed and governed by the laws of the State of Washington. The prevailing party in any dispute to enforce this Agreement shall be entitled to recover from the losing party its costs and a reasonable attorney's fee to be determined by the court.

        Section 9. Disclosure of the Existence of Confidential Information. Without the prior written consent of the Company, the Consultant shall not reveal that Confidential Information has been disclosed pursuant to this Agreement or that he is using the Confidential Information. It is understood that disclosure pursuant to this Agreement is not a public disclosure, but is made for the limited purpose of effectuating the purposes set forth in this Agreement.

        Section 10. Remedies Upon Breach. The Consultant acknowledges and agrees that in the event of any breach of this Agreement by him, including, without limitation, the actual or threatened disclosure of the Confidential Information without the prior written consent of the Company, the Company will suffer an irreparable injury, such that no remedy at law will afford it adequate protection against, or appropriate compensation for such injury. Accordingly, the Consultant agrees that the Company may seek specific performance of the Consultant's obligations under this Agreement, as well as such further injunctive or other relief as may be granted by a court of competent jurisdiction.

        Section 11. Counterparts/Facsimile. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. A facsimile or other reproduction of this Agreement may be executed by one or more of the Parties, and an executed copy of this Agreement may be delivered by one or more of the Parties by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of the Party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of either Party, the Parties agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction of this Agreement.

        Section 12. Captions. The captions appearing in this Agreement are for convenience only, are not part of this Agreement, and do not, in any way, limit or amplify the terms and provisions of this Agreement.

        Section 13. Notices. All notices, requests or other writings involving this Agreement shall be deemed to have been fully given, made or sent when made in writing and faxed, couriered, or mailed, prepaid and addressed, to the Parties at the addresses first above written or as may be changed by either party from time to time by written notice to the other Party.

        Section 14. Survival of Rights; Transferability. This Agreement shall be binding on, and shall inure to the benefit of, the Parties and their respective successors and assigns. The Consultant may not assign or otherwise transfer any of his rights and obligations under this Agreement.

        Section 15. Entire Agreement, Amendment and Enforceability. There are no verbal understandings between the Parties. This Agreement contains the entire agreement between the Parties and may not be changed, modified, amended or supplemented except by a written instrument signed by the Parties. The unenforceability of any provision of this Agreement shall not affect the enforceability of any other provision of this Agreement. Neither this Agreement nor the disclosure of any Confidential Information pursuant to this Agreement by the Company shall restrict the Company from disclosing any of its Confidential Information to any third party.

        IN WITNESS WHEREOF, the Parties have signed this Confidentiality Agreement as of the Effective Date.


           COMPANY:                 Essentia Water, Inc., a Delaware corporation



                                    By:
                                       -----------------------------------------
                                       Frederic F. Wolfer, Jr., Director

           CONSULTANT:
                                       -----------------------------------------
                                       Kenneth L. Uptain

                                    EXHIBIT F

                       CLOSING CERTIFICATE - SHAREHOLDERS

                                    EXHIBIT F

                       CLOSING CERTIFICATE - SHAREHOLDERS



        Pursuant to Section 9(a)(i) of the Agreement and Plan of Merger dated January 21, 2000 (the "Agreement") by and among NextPath Technologies, Inc., a Nevada corporation (the "Parent"), Essentia Water, Inc., a Delaware corporation (the "Sub"), Essentia Water, Inc., a Washington corporation (the "Target"), and Moneta Holdings, LLC and Kenneth L. Uptain (collectively, the "Shareholders"), the Shareholders, jointly and severally, certify to the Parent and the Sub as follows:

        1. The representations and warranties of the Shareholders as set forth in Section 5(a) and as set forth in Section 6 of the Agreement (copies of which are attached and incorporated herein) are true, correct and complete in all Material respects as of the date of this Closing Certificate; and

        2. Each of the conditions specified in Section 9(a)(i)-(iv) of the Agreement (a copy of which is attached and incorporated herein) has been satisfied in all respects.

        Dated as of January 21, 2000.



                                               Moneta Holdings, LLC


                                               By:
                                                  ------------------------------
                                                  Kenneth L. Uptain, Manager,
                                                  Sole Owner



                                                  ------------------------------
                                                  Kenneth L. Uptain

                                    EXHIBIT G

                        OPINION OF COUNSEL - SHAREHOLDERS

NextPath Technologies, Inc.
[Closing Date]
Page 3




                                    EXHIBIT G



                                January 21, 2000
NextPath Technologies, Inc.
114 South Churton Street, Suite 101
Hillsborough, NC  27278

Ladies and Gentlemen:

We have acted as special counsel to Moneta Holdings, LLC, a Washington limited liability company ("Moneta"), and Kenneth L. Uptain ("Uptain") (collectively, the "Shareholders") and Essentia Water, Inc., a Washington corporation (the "Target"), in connection with the Agreement and Plan of Merger dated January 21, 2000 (the "Agreement") between the Shareholders, Essentia Water, Inc., a Delaware corporation (the "Sub"), the Target and NextPath Technologies, Inc. (the "Parent"). This opinion letter is provided to you at the request of the Shareholders and the Target pursuant to Section 9(a)(viii) of the Agreement. Capitalized terms used and not otherwise defined in this opinion letter have the meanings assigned to them in the Agreement.

We have examined the Agreement and the originals or copies of such other documents, certificates and records, as we have deemed relevant and necessary as the basis for the opinions hereinafter expressed. We have assumed the genuineness of all signatures, the authenticity of documents, certificates and records submitted to us as originals, the conformity to the originals of all documents, certificates and records submitted to us as certified or reproduction copies, the legal capacity of all natural persons executing documents, certificates and records, and the completeness and accuracy as of the date of this opinion letter of the information contained in such documents, certificates and records.

This opinion letter is subject to all assumptions, qualifications and limitations not inconsistent herewith that are described in the Legal Opinion Accord of the ABA Section of Business Law (1991) at Section 4 ("Reliance by Opinion Giver on Assumptions"), Section 14 ("Other Common Qualifications"),
Section 16 ("No Violation of Law") and Section 19 ("Specific Legal Issues").

The law covered by the opinions expressed herein is limited to the law of the State of Washington, except we express no opinion as to compliance with the Securities Act of Washington.

As used in this opinion letter, the expression "to our knowledge" or expressions of like import means the conscious awareness of facts or other information by the lawyers in our firm representing the Shareholders and the Target in connection with the negotiation of the transaction pursuant to and preparation of the Agreement. It does not include information that might be revealed if there were to be undertaken a canvass of all lawyers in all of our offices or a review of all of our files.

Based upon and subject to the foregoing, we are of the opinion that:

1. The Target has corporate and Moneta has limited liability company power and authority to execute and deliver the Agreement and to perform their respective obligations under the Agreement. The Agreement has been duly executed and delivered by the Shareholders and the Target. The Agreement constitutes the valid and legally binding obligation of the Shareholders and the Target, enforceable against the Shareholders and the Target in accordance with its terms and conditions, except:

(a) The enforceability thereof may be affected by bankruptcy, insolvency, moratorium, fraudulent transfer and other similar laws affecting the rights and remedies of creditors generally and by the effect of general principles of equity, including without limitation, equitable defenses and concepts of materiality, reasonableness, unconscionability, impracticability, impossibility, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, whether applied in an action at law or in equity;

(b) The courts of the State of Washington may consider extrinsic evidence to elucidate the meaning of the words used in the Agreement; and

(c) We express no opinion as to the enforceability of the covenants not to compete contained in Section 8(f) of the Agreement or the enforceability of
Section 12(b) of the Agreement to the extent an indemnification claim thereunder is based upon the breach of a covenant not to compete made by a Shareholder in the Agreement or any other document executed and delivered by a Shareholder in connection with the Agreement.

2. To our knowledge, except as set forth on Disclosure Schedule 5(a) and 6(d), neither the execution and the delivery of the Agreement by the Shareholders and the Target, nor the consummation of the transactions contemplated by the Agreement by the Shareholders and the Target, will (A) violate any Law or Order that names a Shareholder or the Target and is specifically directed to it or its property, or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any part the right to accelerate, terminate, modify, or cancel, or require any notice under any Material contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest, or other arrangement to which any of the Shareholders or the Target is a party.

3. The Target is a corporation duly incorporated and validly existing under the laws of the State of Washington. Moneta is a limited liability company duly formed and validly existing under the laws of the State of Washington.

4. The authorized capital stock of the Target consists of ten million (10,000,000) shares of no par value common stock, of which, to our knowledge, three million six hundred fifty-seven thousand nine hundred sixty-six (3,657,966) shares are issued and outstanding and owned of record by Moneta and which in turn is wholly owned by Uptain. To our knowledge, the Shares have been duly authorized and are validly issued, fully paid and nonassessable. To our knowledge, there are no outstanding or authorized options, warrants, rights, contracts, calls, puts, rights to subscribe, conversion rights, or other agreements or commitments to which the Target is a party providing for the issuance, disposition, or acquisition of any of its capital stock. To our knowledge, there are no outstanding or authorized stock appreciation or similar rights with respect to the Shares.

5. To our knowledge, except as set forth on Disclosure Schedule 6, neither the Shareholders nor Target need give any notice to, make any filing with, or obtain any authorization, consent, or approval of any, Governmental Body in order to consummate the transactions contemplated by the Agreement, except the filings in the States of Delaware and Washington required to effect the merger as set forth in Section 2 of the Agreement.

This opinion letter is delivered as of its date and without any undertaking to advise you of any changes of law or fact that occur after the date of this opinion letter even though the changes may affect a legal analysis or conclusion or an information confirmation in this opinion letter.

This opinion letter may be relied upon by you only in connection with the transaction described in the initial paragraph of this opinion letter and may not be used or relied upon by you for any other purpose or by any other person for any purpose whatsoever without, in each instance, our prior written consent.


                                  Very truly yours,

                                    EXHIBIT H

                                     RELEASE

                                    EXHIBIT H

                                     RELEASE

        For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Moneta Holdings, LLC and Kenneth L. Uptain, whose addresses are 23711 Meridian Avenue South, Bothell, Washington 98021, jointly and severally, and for themselves and their successors and heirs, do hereby forever release and discharge Essentia Water, Inc., a Washington corporation and Essentia Water, Inc., a Delaware corporation, and their affiliates, subsidiaries, successors, officers, directors, managers, agents, servants, attorneys and employees of and from any and all claims, complaints, petitions, damages, attorney fees, costs, expenses, losses, demands, actions and causes of action, known or unknown, which either of them may have, own or hold by reason of any conduct, matter or thing whatsoever which has been done, omitted or suffered to have been done prior to the date of this Release except for the Promissory Note dated as of this date in the principal amount of $400,000 made by Essentia Water, Inc., a Delaware corporation, in favor of Moneta Holdings, LLC, the Agreement and Plan of Merger dated as of this date among NextPath Technologies, Inc., a Nevada corporation, Essentia Water, Inc., a Delaware corporation, Essentia Water, Inc., a Washington corporation, Moneta Holdings, LLC, a Washington limited liability company, and Kenneth L. Uptain, and all agreements delivered pursuant to the foregoing Agreement and Plan of Merger, including without limitation the Consulting Agreement dated as of this date between Essentia Water, Inc., a Delaware corporation, and Kenneth L. Uptain.

        This Release shall be governed by and construed and enforced under the laws of the State of Washington.

        Executed January 21, 2000.

                                                Moneta Holdings, LLC



                                                By:
                                                   -----------------------------
                                                   Kenneth L. Uptain, Manager,
                                                   Sole Owner



                                                   -----------------------------
                                                   Kenneth L. Uptain

                                    EXHIBIT I

                      CLOSING CERTIFICATE - PARENT AND SUB

                                    EXHIBIT I

                      CLOSING CERTIFICATE - PARENT AND SUB



        Pursuant to Section 9(b)(i) of the Agreement and Plan of Merger dated as of January 21, 2000 (the "Agreement") by and among NextPath Technologies, Inc., a Nevada corporation (the "Parent"), Essentia Water, Inc., a Delaware corporation (the "Sub"), Essentia Water, Inc., a Washington corporation (the "Target"), and Moneta Holdings, LLC and Kenneth L. Uptain (collectively, the "Shareholders"), the Parent and the Sub certify to the Shareholders as follows:

        1. The representations and warranties of the Parent and Sub as set forth in Section 5(b) of the Agreement (a copy of which is attached and incorporated herein) are true, correct and complete in all Material respects as of the date of this Closing Certificate; and

        2. Each of the conditions specified in Section 9(b)(i)-(iii) of the Agreement (a copy of which is attached and incorporated herein) has been satisfied in all respects.

        Dated as January 21, 2000.



                                      NextPath Technologies, Inc.


                                      By:
                                         ---------------------------------------
                                         Frederic F. Wolfer, Jr., Vice President



                                      Essentia Water, Inc., a Delaware
                                      corporation


                                      By:
                                         ---------------------------------------
                                         Frederic F. Wolfer, Jr., Vice President

                                    EXHIBIT J

                           OPINION OF COUNSEL - PARENT

Moneta Holdings, LLC
Kenneth L. Uptain
January 21, 2000
Page 3



January 21, 2000




Moneta Holdings, LLC23711 Meridian Avenue South
Bothell, WA  98021

Mr. Kenneth L. Uptain
23711 Meridian Avenue South
Bothell, WA  98021

Re:     NextPath/Essentia Agreement and Plan of Merger
        Opinion of Counsel
        Our File No. 30868-68

Dear Ladies and Gentlemen:

We have acted as special counsel to NextPath Technologies, Inc. (the "Parent") and Essentia Water, Inc., a Delaware corporation (the "Sub"), in connection with the Agreement and Plan of Merger dated January 21, 2000 (the "Agreement") among the Parent, Sub, Essentia Water, Inc., a Washington corporation (the "Target"), and you (the "Shareholders"). This opinion letter is issued to you in response to the requirement of Section 9(b)(v) of the Agreement.

Capitalized terms used and not otherwise defined in this opinion letter have the meanings assigned to them in the Agreement.

In arriving at the opinions expressed in this opinion letter, we have relied solely upon certificates of public officials of the State of Nevada and Delaware. As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention and other states of mind), we have relied solely upon representations in the Parent's and Sub's Closing Certificate, and upon the representations and warranties of the Parent and the Sub in the Agreement, and we have assumed, without independent inquiry, the accuracy of those representations.

We have also examined other documents and records of, or pertaining to, the Parent and Sub to the extent we deemed necessary and appropriate as a basis for the opinions set forth in this opinion letter. In making our examination, we have assumed (a) the authenticity and accuracy of all documents submitted to us as originals, (b) the genuineness of all signatures, (c) the legal capacity of all natural persons and persons signing in a representative capacity, (d) the conformity of the original documents to all documents submitted to us as copies,
(e) the authenticity of the originals of such copies, and (f) that each of the Shareholders has received all documents he or she was to receive under the Agreement and any other document contemplated by the Agreement.

Based  upon  the  facts,  assumptions,  qualifications,   exclusions  and  other
limitations which are set forth in this opinion letter, we are of the following opinions:

1. To our knowledge, the Parent is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada. To our knowledge, it has full power and authority to carry on its business as it is now being conducted and to own and operate its assets and business. To our knowledge, the Sub is a corporation duly organized, validly existing, and in good standing under the laws of the State of

        Delaware. To our knowledge, it has full power and authority to carry on its business as it is now being conducted and to own and operate its assets and business.

2. The Parent has authorized capital stock consisting of (a) 100,000,000 shares of common stock, $0.001 par value, of which to our knowledge approximately 50,000,000 shares have been issued and are outstanding as of the Effective Date, and (b) 1,000,000 shares of preferred stock, $0.001 par value, none of which, to our knowledge, have been issued and are outstanding as of the Effective Date. The Sub has authorized capital stock consisting of 5,000 shares of common stock, $.01 par value, of which to our knowledge, 5,000 shares have been issued and are outstanding as of the Effective Date. To our knowledge, the outstanding shares have been validly issued and are fully paid and nonassessable

3. To our knowledge, the Parent and Sub have full power and authority (including full corporate power and authority) to execute and deliver the Agreement and to perform their obligations under the Agreement and the Agreement has been duly executed and delivered by the Parent and Sub. To our knowledge, this Agreement constitutes the valid and legally binding obligation of the Parent and Sub, enforceable in accordance with its terms and conditions except for the Equitable Exceptions. To our knowledge, the Parent and Sub need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of, any Governmental Body in order to consummate the transactions contemplated by the Agreement.

4.      To our  knowledge,  neither  the  execution  and  the  delivery  of  the
        Agreement by the Parent and Sub, nor the consummation of the transactions contemplated by the Agreement by the Parent and Sub, will
        (a) violate any Law or Order or other restriction of any Governmental Body to which the Parent and Sub are subject or any provision of their charter or bylaws, or (b) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest, or other arrangement to which either the Parent or Sub is a party or by which they are bound or to which any of their assets are subject and which has a Material Adverse Effect on the Parent and Sub.

5. To our knowledge (a) the Parent and Sub are not a party to any litigation, pending or threatened, (b) no material claim has been made, asserted or threatened against the Parent or Sub, and (c) with the exception of the SEC's current investigation In the Matter of NextPath Technologies, Inc. (HO-8876) and a market review being conducted by NASD Regulation, Inc., there are no proceedings involving the Parent or the Sub pending before any federal, state or municipal government, or any department, board, body or agency, nor have any been threatened.

Whenever a statement in this opinion letter is qualified "to our knowledge," it is intended to indicate that during the course of our representation of the Parent and Sub, no information that would give us current actual knowledge of the inaccuracy of the statement has come to our attention. We have not, however, undertaken any independent investigation to determine the accuracy of the statement.

Our opinions are limited to matters of Oklahoma law. We express no opinion to the extent that the laws of Nevada, Delaware or any jurisdiction other than Oklahoma are applicable to the subject matter of this opinion letter.

This opinion letter is furnished by us as special counsel for the Parent and Sub, and is solely for your benefit. It may be relied upon only by you. The opinions are not to be quoted, reproduced, circulated or otherwise relied upon by any other party except with our prior written consent. This opinion letter is based solely on laws, facts and circumstances existing on the date of this opinion letter. We assume no obligation to revise, supplement or update this opinion letter to reflect any changes in such laws, facts and circumstances.

Very truly yours,



McKinney & Stringer, P.C.

                                    EXHIBIT K

                           PARENT FINANCIAL STATEMENTS

                                    EXHIBIT L

                          REGISTRATION RIGHTS AGREEMENT

                                    EXHIBIT M

                           RELEASE - VENTURENOW, INC.

                                    EXHIBIT M

                                     RELEASE

        For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Groupnow, Inc. (formerly Venturenow, Inc.), a Delaware corporation whose address is 516 N.E. 9th Avenue, Fort Lauderdale, Florida 33301, for itself and its successors and heirs, does hereby forever release and discharge Essentia Water, Inc., a Washington corporation, and Essentia Water, Inc., a Delaware corporation, and their affiliates, subsidiaries, successors, officers, directors, managers, agents, servants, attorneys and employees of and from any and all claims, complaints, petitions, damages, attorney fees, costs, expenses, losses, demands, actions and causes of action, known or unknown, which either of them may have, own or hold by reason of any conduct, matter or thing whatsoever which has been done, omitted or suffered to have been done prior to the date of this Release.

        For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Essentia Water, Inc. a Washington corporation, Essentia Water, Inc. a Delaware Corporation, Kenneth Uptain and Moneta Holdings, LLC, for themselves and their successors and heirs, do hereby forever release and discharge Venturenow, Inc., a Delaware corporation, and their affiliates, subsidiaries, successors, officers, directors, managers, agents, servants, attorneys and employees of and from any and all claims, complaints, petitions, damages, attorney fees, costs, expenses, losses, demands, actions and causes of action, known or unknown, which either of them may have, own or hold by reason of any conduct, matter or thing whatsoever which has been done, omitted or suffered to have been done prior to the date of this Release.

        This Release shall be governed by and construed and enforced under the laws of the State of Washington.


Essentia Water, Inc., a Delaware corporation


By:                                                January 21, 2000
   ------------------------------------------
   Frederic F. Wolfer, Jr., Vice President



Essentia Water, Inc., a Washington corporation


By:                                                January 21, 2000
   -------------------------------------------
   Kenneth L. Uptain, CEO



Groupnow, Inc. (formerly Venturenow, Inc.), a Delaware corporation


By:                                                January 21, 2000
   -------------------------------------------
   David J. Simonetti,
   Chief Executive Officer



Moneta Holdings, LLC


By:                                                January 21, 2000
   -------------------------------------------




                                                   January 21, 2000
    -------------------------------------------
    Kenneth Uptain

                              DISCLOSURE SCHEDULES

                            DISCLOSURE SCHEDULE 3(b)

                          Calculation of Parent Shares

             CALCULATION OF NEXTPATH SHARES TO BE ISSUED AT CLOSING


FACTS:

A.      Exchange price before adjustment for vested Essentia
        stock options............................................$8,000,000
B.      VentureNow fee per Financial Advisory Agreement..........$  270,000
C.      Essentia shares outstanding (100% Moneta Holdings)....... 3,657,966 shs
D.      Essentia shares allocated for stock option plan..........   840,000 shs
E.      Stock option plan vested shares..........................   165,072 shs
F.      Remaining options shares subject to vesting over next
        4-5 years.................................................. 674,928 shs
G.      Stock option plan shares exercised.........................        zero
H.      Exchange price per share [A / (C + E)]..................... $2.0925
I.      Exchange price net of vested options (C x H).............$7,654,294



CALCULATION OF NUMBER OF NEXTPATH
SHARES TO BE ISSUED AT CLOSING:

a. Assumed NextPath common stock valuation per Subsection 3(a) formula... $18.66
b. NextPath common stock valuation after 30% discount... $13.0667 c. Number of Essentia shares exchanged for one NextPath share (b / H)... 6.2445 shs d.
NextPath shares required in exchange for outstanding Essentia shares (C / c)...585,790 shs
e. NextPath shares tendered to VentureNow (B / b)... 20,663 shs f. NextPath shares tendered to Moneta Holdings (d - e)... 565,127 shs g. Equivalent NextPath shares allocated for stock option plan (D / c)... 134,518 shs h. Equivalent NextPath shares for options vested at closing (E / c)... 26,435 shs i. Equivalent NextPath shares for options subject to vesting over 4-5 years(F / c)...
    108,083 shs

                            DISCLOSURE SCHEDULE 3(g)

                              Target Stock Options

                           Outstanding Option Holders


JAMES S. TONKIN...                                        29,978 NextPath Shares
    7559 E Woodshire Cove
    Scottsdale, AZ 85258

KEITH C. HUETSON...                                       14,413 NextPath Shares
    844 Sprague Street
    Edmonds, WA 98020

RONALD E. KENDRICK...                                     14,413 NextPath Shares
    622 Robinson Street
    Coquitlam, British Columbia, Canada V3J 4E3

DR. RALPH E. HOLSWORTH, JR., D.O...                       14,413 NextPath Shares
    c/o Craig Medical Center
    580 Pershing Street
    Craig, CO 81625

CHERYL L. DAVIS...                                         7,879 NextPath Shares
    924 Sprague Street
    Edmonds, WA 98020

JERRY MILLER...                                            4,036 NextPath Shares
    398 N Sicily Place
    Chandler, AZ 85226

WAYNE ADDISON...                                           4,036 NextPath Shares
    24722 Dana Point Drive
    Dana Point, CA 92629

CARRIE A. WOODS...                                         4,036 NextPath Shares
    5515 158th Place SW
    Edmonds, WA 98026

MARYANN MIHAEL...                                          4,036 NextPath Shares
    1602 Kings Mill Way
    Madison, WI 53718

UNDISTRIBUTED SHARES                                      37,278 NextPath Shares

                            DISCLOSURE SCHEDULE 5(a)

                     Shareholders' Amended Representations and Warranties

Nothing to disclose.

                            DISCLOSURE SCHEDULE 5(b)

             Amended Representations  and  Warranties Concerning  the Parent and
Sub

Nothing to disclose.

                          DISCLOSURE SCHEDULE 5(b)(ii)

                        5% or More Shareholders of Parent

Ownership ranked by amount of holding as of January 14, 2000


       Name                                          Shares            Percent
       ----                                          ------            -------

LION SHARE HOLDINGS LLC                             8,000,000          16.268

WOW CONSULTING GROUP                                5,848,885          11.894
18352 DALLS PRKWAY #136-440
DALLAS, TX  75287

CEDE & CO                                           4,999,790          10.167
BOX 20 BOWLING GREEN STATION
NY, NY 10274

MERIDIAN CAPITAL FUND LLC                           3,600,000           7.321
11150 W. OLYMPIC BLVD.
LOS ANGELES, CA 90064

JAMES R. LADD                                       2,713,000           5.517
7106 SUNRISE RD
CHAPEL HILL, NC 27514

                          DISCLOSURE SCHEDULE 5(b)(iv)

                                Parent Approvals

Nothing to disclose.

                          DISCLOSURE SCHEDULE 5(b)(vi)

                                   Litigation

        On November 29, 1999, NextPath was orally advised by Theodore Dowd, a Regulatory Analyst-Market Regulation with NASD Regulation, Inc. in Rockville, Maryland, that the NASD was conducting a "routine market review" of NextPath due to the fact that the price of NextPath stock had increased in recent months at a rate in excess of the NASD's benchmark. Mr. Dowd orally requested a number of documents concerning NextPath's News Releases and related transactions, which were provided to him in two parts on December 8, 1999 and January 4, 2000. NextPath has advised Mr. Dowd that it intends to fully cooperate with the NASD as it conducts its review.

        On January 11, 2000, NextPath Technologies, Inc. received a copy of the SEC's December 20, 1999 Order Directing Private Investigation In the Matter of NextPath Technologies, Inc. (the "Order"). The Order is a confidential document directing a non-public investigation. While the Order is not available to the public, it appears to focus on the increase in the trading price of NextPath's common stock during the past six months. NextPath has advised the SEC that it intends to fully cooperate with its staff as it conducts its investigation. In the meantime, NextPath intends to continue to execute its business plan and to pursue, negotiate, and close acquisitions, joint ventures and other strategic alliances which it believes will allow NextPath and its subsidiaries to become significant participants in a number of rapidly expanding technology market sectors and which it believes will result in increases in the revenues and profitability of NextPath, its subsidiaries, and the companies joining or joint venturing with NextPath.

                         DISCLOSURE SCHEDULE 5(b)(xvii)

                Events Subsequent to Most Recent Financial Statement of Parent

Nothing to disclose.

                          DISCLOSURE SCHEDULE 5(b)(xvi)

                             Parent Subsidiaries (1)



        NAME                            STATE        OWNERSHIP       DATE FORMED
        ----                            -----        ---------       -----------

Essentia Water, Inc.                      DE          NextPath         12/30/99

Global Certified Mail, Inc.               DE       NextPath - 100%     10/14/99
                                                                      (2)

Laser Wireless, Inc.                      DE          NextPath         10/12/99

Laser Wireless, Inc.                      PA          NextPath          3/2/98

NextPath AES, Inc.                        DE          NextPath         11/23/99

NextPath Environmental Services, Inc.     DE          NextPath         11/23/99

NextPath Technologies, Inc.               DE          NextPath         11/23/99

NextPath Technologies, Inc.               CA          NextPath          12/8/99

PriMedium, Inc.                           DE          NextPath         10/14/99

Sagebrush Technology, Inc.                DE          NextPath         10/12/99

Universal Systems Solutions, Inc.         AL       Tom Carter (3)

Willow Systems, Inc.                      DE          NextPath         10/12/99

-------------------------------

(1)     See also Disclosure Schedule 5(b)(xix)

(2)     To be 80% NextPath, 20% Tom Carter after transaction has closed.

(3)     To be 20% NextPath, 80% Tom Carter after the transaction has closed.

                          DISCLOSURE SCHEDULE 5(b)(xix)

                       Business of Parent and Subsidiaries

Attached is NextPath's Proforma Corporate Organization as of January 1, 2000.

NextPath has also executed a Subscription Agreement to purchase $10,000,000 of Series A Preferred Stock, at a price of $10 per share (10,000 shares) of Venturenow, Inc., a Delaware corporation with its principal place of business in Fort Lauderdale, Florida.

                              DISCLOSURE SCHEDULE 6

                 Amended Representations and Warranties Concerning the Target

Nothing to disclose.

                            DISCLOSURE SCHEDULE 6(b)

                              Target Stock Options

                           Outstanding Option Holders


JAMES S. TONKIN...                                        29,978 NextPath Shares
    7559 E Woodshire Cove
    Scottsdale, AZ 85258

KEITH C. HUETSON...                                       14,413 NextPath Shares
    844 Sprague Street
    Edmonds, WA 98020

RONALD E. KENDRICK...                                     14,413 NextPath Shares
    622 Robinson Street
    Coquitlam, British Columbia, Canada V3J 4E3

DR. RALPH E. HOLSWORTH, JR., D.O...                       14,413 NextPath Shares
    c/o Craig Medical Center
    580 Pershing Street
    Craig, CO 81625

CHERYL L. DAVIS...                                         7,879 NextPath Shares
    924 Sprague Street
    Edmonds, WA 98020

JERRY MILLER...                                            4,036 NextPath Shares
    398 N Sicily Place
    Chandler, AZ 85226

WAYNE ADDISON...                                           4,036 NextPath Shares
    24722 Dana Point Drive
    Dana Point, CA 92629

CARRIE A. WOODS...                                         4,036 NextPath Shares
    5515 158th Place SW
    Edmonds, WA 98026

MARYANN MIHAEL...                                          4,036 NextPath Shares
    1602 Kings Mill Way
    Madison, WI 53718

UNDISTRIBUTED SHARES                                      37,278 NextPath Shares

                            DISCLOSURE SCHEDULE 6(d)

                                Target Approvals

Nothing to disclose.

                            DISCLOSURE SCHEDULE 6(g)

        Events Subsequent to the Most Recent Financial Statement of Target (11/30/99)

In the fourth quarter of 1999, Target contracted to provide customer PETsMART with private label bottled water. The initial order, to be delivered during the first quarter of 2000, is anticipated to approximate 48,000 cases comprising 12 one-liter bottles. In that regard, Target has released initial purchase orders aggregating $271,000 for the production of bottles, cups, closures, boxes and labels. The manufacturers are requiring $48,000 in advance payments before these materials are produced.

Target amended its Articles of Incorporation effective October 14, 1999 to authorize the issuance of 10,000,000 shares of common stock.

Effective October 31, 1999, Target's sole shareholder converted $500,000 of interest-bearing debt into 304,878 shares of common stock.

Effective November 1, 1999, and in the interest of cost containment, Target modestly downgraded its group medical coverage.

During December 1999, Target signed a warehouse/fulfillment contract with LaGrou Distribution System, Inc. of Chicago.

Target anticipates a December, 1999 operating loss of approximately $75,000.

Effective January 1, 2000, Target will be required to change its Life & Long Term Disability Plan because of the reduced size of the employee base. Benefits will be smaller with annual premiums increasing by approximately $3,200.

During January, 2000, Target signed manufacturing agreements with Renegade of America of Glendale, AZ and Meadow Creek Mountain Water Co. of Greeneville, TN.

Target has recently begun shipping to distributors serving the northeast states. In that regard, and as evidenced by Document One attached, Target is encountering licensing regulations not before encountered in the rest of the country. The respective state agencies enforcing these regulations have not prohibited sale of Target's products but have noted that the "product cannot be legally sold until your company is licensed." Target is not finding the licensing requirements to be particularly onerous and, as evidenced by Document Two attached, is in the process of complying with agency requests.

                            DISCLOSURE SCHEDULE 6(h)

                               Target Liabilities

Nothing to disclose.

                            DISCLOSURE SCHEDULE 6(i)

                                   Tax Matters

Nothing to disclose.

                            DISCLOSURE SCHEDULE 6(k)

                                  Real Property

The following list specifies all real property leased by Target:

        Target sub-leases 710 sq. ft. of office space and 308 sq. ft. of warehouse space at 24100 SR 9 SE, Bldg A, woodinville, WA 98072 from Pure Packaging, Inc. for $855 per month.

                            DISCLOSURE SCHEDULE 6(l)

                                Personal Property

The following list specifies all personal property with an initial purchase value of more than $1,000 owned by the Target:

        AL-50GR Ionic Separator                       $284,644
        Four MW15 Ionic Separators                     $25,000
        Phone System                                   $ 2,000
        Network Server & Internet Connections          $ 5,202
        Trade Show Display System                      $ 4,011
        Mail Order Software                            $ 4,676
        Fax/Copiers/Printers (2)                       $ 2,175
        Copy Machine                                   $ 2,389

Disclosure Schedule 7(m)
Page 1


                            DISCLOSURE SCHEDULE 6(m)

                              Intellectual Property

The following documents are hereby disclosed as pertaining to intellectual property rights and ownership:

        EXCLUSIVE LICENSING AND MANUFACTURING AGREEMENT with PTX Food Corporation, dated September 17, 1998. Licenses Target to exclusive use of several formulations as additives for bottle water and beverage products.

        EXCLUSIVE LICENSE AND DISTRIBUTION AGREEMENT with A.R.V. Co., Ltd., dated June 24, 1998. Licenses Target to exclusive rights to use, market and distribute patented technology and equipment within North America.

        OTHER INTELLECTUAL PROPERTIES as evidenced by the attached trademark, trade name and trade dress items.

During the first quarter of 1999, Target was instructed to "cease and desist" in the use of the "Micropure" mark in its marketing and packaging materials. Target agreed in the third quarter to phase and relinquish use of the mark.

                            DISCLOSURE SCHEDULE 6(n)

                          Product Liability/Warranties

Nothing to disclose.

                            DISCLOSURE SCHEDULE 6(o)

                                    Contracts

SUB-LEASE AGREEMENT with Pure Packaging, Inc. (a.k.a. ODP)
EXCLUSIVE LICENSING AND MANUFACTURING AGREEMENT with PTX Food Corporation. EXCLUSIVE LICENSE AND DISTRIBUTION AGREEMENT with A.R.V. Co., Ltd.
PRIVATE LABEL MANUFACTURING AND PURCHASE AGREEMENT with PETsMART, Inc.
PRIVATE LABEL MANUFACTURING AND PURCHASE AGREEMENT with Wild Oats Markets, Inc. CO-PACKAGING AGREEMENT with California Bottling Company
MANUFACTURING AGREEMENTS with:
        Renegade of America, Inc.
        Meadow Creek Mountain Water Co.
LOGISTICS AND FULFILLMENT SERVICES AGREEMENTS with:
        California Distribution Centers
        Distribution Services of Atlanta, Inc.
        Hess Trucking Company
        La Grou Distribution System
        Pure Packaging System
SALES/BROKER REPRESENTATIVE AGREEMENTS with:
        Advantage Natural Northwest
        Aloha Natural Brokers
        Chromatic Marketing (a.k.a. Rocky Mountain Presence)
        Michael Theodor Brokerage, Inc.
        Pezrow
        Presence Marketing/Dynamic Presence
        Sunbelt Organic's Inc.
        Sunbelt Sales & Marketing, Inc.
        Sunshine Specialties (Irvine, CA)
        Sunshine Specialties (Sacramento, CA)
ASSIGNMENT & ASSUMPTION AGREEMENTS with GW Holdings, LLC FINANCIAL ADVISORY AGREEMENT with Venturenow, Inc. LETTER OF UNDERSTANDING with Jonathan Hall EXECUTIVE EMPLOYMENT AGREEMENT with Jim Tonkin EMPLOYMENT AGREEMENT with Maryann Mihael INDEPENDENT CONTRACTOR AGREEMENT with Wayne Addison
INDEPENDENT CONTRACTOR AGREEMENT with Catalyst Development, Inc. (Ron Kendrick) CONSULTING AGREEMENT with Dr. Ralph Holsworth, Jr. CONSULTING AGREEMENT with Jerry Miller CONSULTING AGREEMENT with Tod Miller CONSULTING AGREEMENT with LDI Group

                            DISCLOSURE SCHEDULE 6(p)

                                    Insurance

The following is an accurate and complete list of all policies of fire, liability, key man life insurance, worker's compensation, products liability and other forms of insurance owned or held by or beneficially for the Target:

ATLANTIC MUTUAL INSURANCE - POLICY #484302632
        Property Insurance                         (see Document One attached)
        Commercial General Liability Insurance     (see Document Two attached)
        Excess Liability Insurance                 (see Document Three attached)
        Business Automobile Insurance              (see Document Four attached)
        Crime Insurance                            (see Document Five attached)

AWB HEALTHCHOICE  - GROUP #GLOBA1079237
        Premera Blue Cross Medical Plan
        WDS Dental Program No. 750

RELIANCE STANDARD LIFE INSURANCE
        Policy #GL 033061    Basic Group Life, Basis AD&D Insurance
        Policy #LTD100090    Long Term Disability Insurance

WISCONSIN WORKERS' COMPENSATION
        Applied For

                            DISCLOSURE SCHEDULE 6(q)

                                   Litigation

Nothing to disclose.

Disclosure Schedule 6(r)
Page 1



                            DISCLOSURE SCHEDULE 6(r)

                                    Employees

The following is a list of all full time employees of the Target entitled to employee benefits per Target policies:

        Cheryl Davis
        Keith Huetson
        Maryann Mihael
        James Tonkin
        Ken Uptain
        Carrie Woods

The following is a list of all part time casual employees of the Target not entitled to employee benefits per Target policies, who have worked in such capacity in CY1999:

        Nothing to disclose

The following is a list of all employees to be given new Consulting or Employment Agreements, their proposed salary, and their title:

        Kenneth L. Uptain, CEO                     (To Be Determined)
        Maryann Mihael, Regional Sales Manager     $  60,000 per annum

The following is a biographical sketch of each officer, director and significant employee:

        Ken Uptain                          (see Document One attached)
        James Tonkin                        (see Document Two attached)
        Keith Huetson                       (see Document Three attached)
        Ronald Kendrick*                    (see Document Four attached)

        *Not an employee.   See  Consulting Agreement with Catalyst Development,
         Inc.

                            DISCLOSURE SCHEDULE 6(s)

                        Employee Benefit (ERISA) Matters

The following is a list of all Employee Benefit Plans that the Target maintains or to which the Target contributes for the benefit of any current or former employee of the Target:

AWB HEALTHCHOICE  - GROUP #GLOBA1079237
        Premera Blue Cross Medical Plan
        WDS Dental Program No. 750

RELIANCE STANDARD LIFE INSURANCE
        Policy #GL 033061    Basic Group Life, Basis AD&D Insurance
        Policy #LTD100090    Long Term Disability Insurance

ESSENTIA WATER, INC. 401(k) PLAN & TRUST
        (Target is a non-contributory sponsor)

FUNDED "OUT OF STATE" PERSONAL MEDICAL PLANS
        James Tonkin, Arizona
        Maryann Mihael, Wisconsin

                            DISCLOSURE SCHEDULE 6(t)

                            Health and Safety Matters

Nothing to disclose.

                            DISCLOSURE SCHEDULE 6(u)

                              Environmental Matters

Nothing to disclose.

                            DISCLOSURE SCHEDULE 6(v)

                                Legal Compliance

Nothing to disclose.

                            DISCLOSURE SCHEDULE 6(w)

                             Business Relationships

Shareholders own 100% of Target's outstanding common stock.

Shareholders have loaned Target $900,000 since inception of business ($600,000 in last twelve months) as evidenced by promissory notes.

Shareholders have converted $500,000 of outstanding loans to Target's common stock.

Shareholders have accepted Target's new promissory note of $400,000 as evidence of Target's remaining obligation to Shareholders.

Target has paid $26,188 to Shareholders representing all interest accrued on promissory notes through October 31, 1999

Shareholders have purchased approximately $1550 of product from Target.

Target carries a $17,479 receivable on its book as of November 30, 1999 that is owed by a company in which Shareholders have a 67.6% ownership. Balance is expected to increase to approximately $22,000 by Closing Date.

                            DISCLOSURE SCHEDULE 6(x)

                                  Brokers' Fees

FINANCIAL ADVISORY AGREEMENT with Venturenow, Inc.

                            DISCLOSURE SCHEDULE 6(y)

                              Year 2000 Compliance

Target has made no inquiries relating to its key suppliers, vendors or customers other than a verbal inquiry of California Bottling Company as to their Y2K readiness. Target has responded favorably to less than five queries regarding the status of Y2K compliance of Target. No record of these inquiries has been retained. Target has experienced no Y2K problems subsequent to December 31, 1999.

                            DISCLOSURE SCHEDULE 6(z)

                                  Customer List

Attached is a true and complete list of all current customers of the Target, by name and address, as of the Closing Date. See Document One.

                            DISCLOSURE SCHEDULE 6(aa)

                          Acquired Accounts Receivable

The following is a true and complete list of all accounts receivable of the Target as of the Closing Date.

                              Essentia Water, Inc.
                            Customer Balance Summary
                                All Transactions

                                                                   Dec. 31, `99
                                                                   ------------

         American Fitness                                             2,042.00
         Apache Distribution                                          1,491.00
         Associated Grocers, Inc.                                      (617.84)
         Bob Metzger                                                     41.27
         Body Electric, Inc.                                          1,386.10
         Cheryl Davis                                                    97.74
         Chris Pollak                                                   154.76
         Duane Knapp                                                    721.45
         Food For Health                                              2,135.62
         Fred Meyer                                                   1,260.10
         Gordon W. Ballsky, Ph.D                                         13.41
         Hypericum Buyer Club                                            33.00
         Jim Tonkin                                                     126.00
         Keith Huetson                                                   52.13
         Ken Uptain                                                     305.16
         KNBRP                                                           89.05
         Mark H. Elenowitz                                               26.45
         MPW-CA-Moutain Peoples Warehouse                             4,833.73
         MPW-NW-Nutrasource                                           1,653.03
         Nature's Best                                                6,160.09
         Northeast Cooperatives                                       5,435.96
         Organics USA, Inc.                                          10,903.37
         Pure Packaging - Customer                                       15.20
         Rainbow - Denver                                            11,213.28
         Terry Syron                                                      7.60
         TOL-MW                                                         350.00
         TOL-NE                                                       1,970.78
         TOL-SE                                                      10,908.50
         TOL-SW                                                      12,229.37
         TOL-WW                                                         760.79
         Wash Sign                                                      432.23
         Pure Packaging, Inc.                                        15,203.66
         California Bottling Co.                                      1,285.75
                                                                     ---------
                 TOTAL                                               92,720.74

                            DISCLOSURE SCHEDULE 6(bb)

                                Accounts Payable

The following is a true and complete list of all accounts payable of the Target as of the Closing Date.

                              Essentia Water, Inc.
                             Vendor Balance Summary
                                All Transactions

                                                                   Dec. 31, `99
                                                                   ------------

         CBC-Calif Bottling                                          23,026.47
         CDC-Calif Distribution                                       2,497.75
         COM TEC Printing & Graphics                                  7,612.39
         Corporate Express                                              397.93
         FedEx                                                          193.00
         Global Trnsportation                                         4,750.00
         Kinko's                                                        561.73
         Linear Logistics                                             6,475.00
         PTX Food Corp.                                               6,335.34
         Richmark                                                     5,540.39
         Rocky Mountain Presence                                       (521.11)
         SEANET Corporation                                              13.00
         Sequoia Analytical                                             615.00
         Southeast Freight Lines                                        151.27
         UPS                                                            272.68
                                                                    ----------
                 TOTAL                                               57,920.84

                            DISCLOSURE SCHEDULE 6(cc)

                                Target Liability

Nothing to disclose.

                            DISCLOSURE SCHEDULE 6(dd)

                                 Target Minutes

CONSENT TO ACTION OF BOARD OF DIRECTORS IN LIEU OF ORGANIZATIONAL MEETING OF DIRECTORS - Dated June 30, 1998

WRITTEN CONSENT OF THE BOARD OF DIRECTORS OF ESSENTIA WATER, INC. - Dated July 8, 1998

WRITTEN CONSENT OF THE BOARD OF DIRECTORS OF ESSENTIA WATER, INC. (NO. 1) - Dated July 24, 1998

WRITTEN CONSENT OF THE BOARD OF DIRECTORS OF ESSENTIA WATER, INC. (NO. 2) - Dated July 24, 1998

MINUTES OF ACTION BY WRITTEN CONSENT OF THE BOARD OF DIRECTORS AND SOLE SHAREHOLDER OF ESSENTIA WATER, INC. - Dated June 1, 1999

JOINT CONSENT TO ACTION OF DIRECTORS AND SHAREHOLDERS - Dated October 14, 1999

CONSENT TO ACTION OF BOARD OF DIRECTORS OF ESSENTIA WATER, INC. - Dated October 31, 1999